Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY “[***]”) HAVE BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST Amendment to Loan and security agreement

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 18, 2025 (the “Restatement Effective Date”), by and among MIND MEDICINE (MINDMED) INC., a corporation incorporated under the laws of the Province of British Columbia (“Borrower Representative”), MIND MEDICINE, INC., a Delaware corporation (“MindMed DE”) and HEALTHMODE, INC., a Delaware corporation (“HealthMode”, and together with Borrower Representative and HealthMode, collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC, as a lender, and the other lenders party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”) and collateral agent for the Lenders under the Canadian Security Documents (in such capacity, together with its successors, “Canadian Collateral Agent”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for the Secured Parties (in such capacity, together with its successors, “Collateral Trustee”, together with Canadian Collateral Agent, the “Collateral Agents”).

Recitals

WHEREAS, the parties previously entered into that certain Loan and Security Agreement, dated as of August 11, 2023 (as amended, restated, supplemented or otherwise modified and in effect immediately prior to this Amendment, the “Existing Agreement”; the Existing Agreement, as amended by this Amendment and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Borrower, Lenders, Administrative Agent and the Collateral Agents.

WHEREAS, Borrowers have requested and the Lenders, Administrative Agent and the Collateral Agents have agreed, in accordance with the terms of this Amendment to, among other things, refinance, expand and extend the Term Loan facility thereunder.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.

2.             Amendment. The Existing Agreement is hereby amended as set forth in Exhibit A hereto, including to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text).

3.             Limitation of Amendments. The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) establish a course of dealing with respect to any other amendment, modification or waiver of any term or condition of any Loan Document or otherwise obligate any Secured Party to waive any future Event of Default, or (b) otherwise prejudice any right or remedy any Secured Party may now have or may have in the future under or in connection with any Loan Document.

4.             Representations and Warranties. To induce the Secured Parties to enter into this Amendment, each Loan Party hereby represent and warrant as follows:

4.1             The representations and warranties contained in the Agreement and in other Loan Documents are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date).

4.2             The Perfection Certificate delivered as of the date hereof is true, accurate and correct in all material respects.

4.3             Prior to and upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.

4.4             The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), (a) have been duly authorized by all necessary action on the part of such Loan Party, and (b) do not and will not contravene (i) any material Requirement of Law, (ii) any material contractual restriction in any material agreement with a Person binding on such Loan Party, (iii) any order, judgment or decree of any Governmental Authority binding on such Loan Party, or (iv) the Operating Documents operating of such Loan Party.

4.5             The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, Governmental Authority, except as already has been obtained or made.

4.6             This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

5.             Conditions. As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent in its sole discretion, the following:

(a)             this Amendment and the other documents and certificates set forth on Schedule 1 hereto; in each case, duly executed by the applicable Loan Parties party thereto;

(b)             payment of all fees and Lender Expenses due on the Restatement Effective Date in accordance with the Amended and Restated Fee Letter and the Agreement, as amended.

6.             Affirmations.

6.1             The Existing Agreement, as amended hereby, and the other Loan Documents are each reaffirmed by the Loan Parties and the Loan Parties agree and acknowledge that the Agreement, as modified by this Amendment, remains in full force and effect and that the same is hereby ratified and confirmed in all respects.

6.2             The Loan Parties agree and acknowledge that the security interest as granted pursuant to the Agreement and other applicable Loan Documents continues to secure the Obligations from the Closing Date without novation, and this Amendment is not intended to be, and shall not constitute, a novation.

7.             Governing Law. Section 11 of the Agreement is incorporated herein, provided that references to the “Agreement” shall be understood to refer to this Amendment.

8.             General Provisions.

8.1             This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.2             This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.

8.3             This Amendment shall constitute a Loan Document.

9.             Direction to Collateral Trustee. Administrative Agent and the undersigned Lenders (which constitute all of the Lenders under the Agreement) hereby (i) consent to the execution, delivery, and performance by Collateral Trustee of this Amendment, (ii) authorize and direct Collateral Trustee to execute and deliver this Amendment and to take or forbear from taking any and all actions as set forth herein, and (iii) acknowledge and agree that (x) the foregoing directed action constitutes a written direction from Administrative Agent pursuant to Sections 3.1 and 3.2 of the Collateral Trust Agreement and Section 12.17 of the Agreement, and (y) all rights, protections, privileges, immunities, exculpations, and indemnities afforded to Collateral Trustee under the Loan Documents (including, but not limited to, Article 6 and Sections 8.16 and 8.17 of the Collateral Trust Agreement) shall apply to any and all actions taken or not taken by Collateral Trustee in accordance with this Amendment. Each of Administrative Agent and the undersigned Lenders hereby severally represents and warrants to Collateral Trustee that, on and as of the Restatement Effective Date, it is duly authorized to give the foregoing direction to Collateral Trustee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

MIND MEDICINE (MINDMED) INC.

By:	/s/ Mark Sullivan
Name:	Mark Sullivan
Title:	Chief Legal Officer and Corporate Secretary

MIND MEDICINE, INC.

By:	/s/ Mark Sullivan
Name:	Mark Sullivan
Title:	Chief Legal Officer and Corporate Secretary

HEALTHMODE, INC.

By:	/s/ Mark Sullivan
Name:	Mark Sullivan
Title:	Chief Legal Officer and Corporate Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ADMINSITRATIVE AGENT AND CANADIAN COLLATERAL AGENT:

K2 HEALTHVENTURES LLC

By:	/s/ Ben Bang
Name:	Ben Bang
Title:	General Counsel

LENDER:

K2 HEALTHVENTURES LLC

By:	/s/ Ben Bang
Name:	Ben Bang
Title:	General Counsel

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL TRUSTEE:

ANKURA TRUST COMPANY, LLC

By:	/s/ Beth Micena
Name:	Beth Micena
Title:	Managing Director

EXHIBIT A

CONFORMED LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT
(as amended pursuant to the First Amendment to Loan and Security Agreement)

This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of August 11, 2023 (the “Closing Date”) is entered into among MIND medicine (Mindmed) INC., a corporation incorporated under the laws of the Province of British Columbia (“Borrower Representative”), and each other Person party hereto as a borrower set forth on Schedule 1 hereto from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or party to any other Loan Document as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), K2 HEALTHVENTURES LLC, as a lender, and the other lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”) and collateral agent for the Lenders under the Canadian Security Documents (in such capacity, together with its successors, “Canadian Collateral Agent”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for ~~Lenders~~Secured Parties (in such capacity, together with its successors, “Collateral Trustee”).

AGREEMENT

Borrower Representative, each Loan Party from time to time party hereto, Administrative Agent, Collateral Agents and Lenders hereby agree as follows:

1.             ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2.             LOAN AND TERMS OF PAYMENT

2.1           Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.

2.2           Availability and Repayment of the Loans or Conversion of the Loans.

(a)             Availability.

(i)             Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on or about the ~~Closing~~Restatement Effective Date in a principal amount equal to its Restatement First Tranche Term Loan Commitment (the “Restatement First Tranche Term Loan”). Lenders’ commitments to make the Restatement First Tranche Term Loan shall terminate upon the funding of the Restatement First Tranche Term Loan on the ~~Closing Date.~~Restatement Effective Date. A portion of the proceeds of the Restatement First Tranche Term Loan shall be applied to refinance the Term Loans (as defined in this Agreement prior to the Restatement Effective Date) outstanding as of the Restatement Effective Date, including the Original Final Payment (as defined in the Fee Letter), but for the avoidance of doubt, excluding the Prepayment Fee (as defined in the Fee Letter (as defined in this Agreement immediately prior to the Restatement Effective Date)).

(ii)            Subject to the occurrence of the Restatement Second Tranche Milestone and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Restatement Second Tranche Availability Period in principal amount equal to its Restatement Second Tranche Term Loan Commitment (the “Restatement Second Tranche Term Loan”). Lenders’ commitments to make the Restatement Second Tranche Term Loan shall terminate upon the earlier of (i) the end of the Restatement Second Tranche Availability Period, and (ii) the date the Restatement Second Tranche Term Loan has been funded.

(iii)           Subject to the occurrence of the Restatement Third Tranche Milestone and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Restatement Third Tranche Availability Period in principal amount equal to its Restatement Third Tranche Term Loan Commitment (the “Restatement Third Tranche Term Loan”). Lenders’ commitment to make the Restatement Third Tranche Term Loan shall terminate upon the earlier of (i) the end of the Restatement Third Tranche Availability Period, and (ii) the date that Restatement Third Tranche Term Loan has been funded.

(iv)           Subject to satisfactory review by Administrative Agent of the Borrowers’ financial and operating plan, approval by Lenders’ investment committee, submission of a Loan Request, and the satisfaction of the terms and conditions of this Agreement, each Lender may, in its sole and absolute discretion, severally and not jointly, make to Borrowers one or more advances during the Restatement Fourth Tranche Availability Period in an aggregate principal amount not to exceed its Restatement Fourth Tranche Term Loan Commitment (each, a “Restatement Fourth Tranche Term Loan”, and together with the Restatement First Tranche Term Loan, the Restatement Second Tranche Term Loan, and the Restatement Third Tranche Term Loan, collectively, the “Restatement Term Loans”, and each, a “Restatement Term Loan”). Lenders’ commitment to make the Restatement Fourth Tranche Term Loan shall terminate upon the earlier of (i) the end of the Restatement Fourth Tranche Availability Period, and (ii) the date that Restatement Fourth Tranche Term Loan has been fully funded.

Borrowers shall use the proceeds of the Restatement Term Loans (i) to refinance the Term Loans (as defined in this Agreement prior to the Restatement Effective Date) under this Agreement outstanding immediately prior to the Restatement Effective Date, including payment of accrued and unpaid interest thereon and the Original Final Payment (as defined in the Fee Letter), (ii) to pay fees and expenses in connection with the Restatement Amendment and the transactions contemplated thereby and (iii) for working capital and other general corporate purposes and/or to further support commercial activities and/or business development opportunities. Once repaid, the Restatement Term Loans may not be reborrowed.

(b)             Repayment. Commencing on the Restatement Amortization Date, and continuing thereafter on each Payment Date through the Restatement Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest, which would fully amortize the principal amount of the Restatement Term Loans and accrued interest thereon by the Restatement Term Loan Maturity Date, provided that if the Applicable Rate is adjusted or the Restatement Amortization Date is extended, in each case, in accordance with the terms hereof, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate and/or the adjusted number of Payment Dates through the Restatement Term Loan Maturity Date. Any and all unpaid Obligations, including outstanding principal and accrued and unpaid interest in respect of the Restatement Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Restatement Term Loan Maturity Date. The Restatement Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(c)             Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuation of an Event of Default by Administrative Agent in accordance with Section 9.1, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:

(i)             all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)            all amounts then due in accordance with the Fee Letter, plus

(iii)           all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(d)             Permitted Prepayment of Loans. Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrowers provide written notice (a “Prepayment Notice”) to Administrative Agent of its election to prepay the Loans at least thirty (30) days prior to such prepayment (or such shorter period as Administrative Agent may approve in writing in its sole discretion), and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:

(i)             all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)            all amounts then due in accordance with the Fee Letter, plus

(iii)           all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

Notwithstanding the foregoing provisions of this Section 2.2(d), (i) any Prepayment Notice may state that such prepayment is conditioned upon the effectiveness of a refinancing or any other transaction, in which case such Prepayment Notice may be revoked by Borrower on or prior to the specified effective date of such prepayment if such condition is not satisfied, and (ii) in the event that Borrower Representative delivers the Prepayment Notice to Administrative Agent, Lenders shall have the option, exercisable in their sole discretion, to convert a portion of the outstanding Loans principal up to the Conversion Amount into Conversion Shares pursuant to Section 2.2(e) below, which conversion may be made contingent on the effectiveness of the refinancing or other transaction set forth in the Prepayment Notice.

(e)             Conversion at Lenders’ Election.

(i)             Conversion Election. Lenders may jointly elect at any time and from time to time after the Closing Date prior to the payment in full of the Loans to convert any portion of the principal amount of the Loans then outstanding ~~(the “~~, not to exceed, in the aggregate, the Original Conversion Amount~~”)~~, the Restatement Conversion Amount A and/or the Restatement Conversion Amount B, into Common Shares (“Conversion Shares”) at the Applicable Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders by the Administrative Agent to Borrower Representative~~, provided that the aggregate principal amount converted to Common Shares in accordance with this Section 2.2(e) shall not exceed $4,000,000~~. A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower Representative. As promptly as possible, but in no case later than the seventh (7th) trading day after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Borrower Representative shall deliver to each Designated Holder in certificated format, book-entry format or such other format that applies to deliveries of shares of such status as reasonably determined by the Borrower Representative or its transfer agent, a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) the Applicable Conversion Price; provided the Borrower Representative or its transfer agent may request that the Designated Holders provide any documentation required to facilitate settlement of the Conversion Shares and in such case the seven (7) trading day period shall begin after the Designated Holders deliver the required documentation to the Borrower Representative or its transfer agent. Upon any conversion of any Conversion Amount into Conversion Shares, such Conversion Amount will be deemed to have been repaid by the Borrowers upon irrevocable delivery to the Lenders of the correct number of duly and validly issued, fully paid and non-assessable Conversion Shares, issued in the name of the Designated Holder as indicated in the applicable Conversion Election Notice. For the avoidance of doubt, no premium or penalty shall apply to principal amounts converted pursuant to this Section 2.2(e) following delivery of the Prepayment Notice.

(ii)            Reservation of Shares. Borrower Representative shall reserve from its duly authorized capital stock not less than the number of Common Shares that may be issuable pursuant to this Section 2.2(e). Upon issuance of Conversion Shares pursuant to this Section 2.2(e), such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and shall bear legends substantially in the form set forth on Schedule 6.

(iii)           Rule 144. With a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the US Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell Conversion Shares issued pursuant to a Conversion Election Notice to the public without registration, Borrower Representative covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of Conversion Shares issued may be sold without restriction by Designated Holders pursuant to Rule 144 or any other rule of similar effect; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower Representative under the Exchange Act; and (iii) furnish to Designated Holders, upon request, as long as Designated Holders own any Conversion Shares issued pursuant to a Conversion Election Notice, such information as may be reasonably requested in order to avail Designated Holders of any rule or regulation of the SEC that permits the selling of any Conversion Shares issued without registration.

(iv)           Registration Rights. Borrower Representative hereby agrees that if it shall, after the Closing Date, file a registration statement with the SEC under the Act covering the re-sale by one or more securityholders of Borrower Representative of Common Shares held by them, then Borrower Representative shall use its best efforts to include all Conversion Shares issued and issuable pursuant to this Section 2.2(e) in such registration statement on a pari passu basis with the Common Shares of such other securityholder(s) covered thereby.

(v)            Authorization. For so long as Designated Holders hold any Conversion Shares issued pursuant to this Section 2.2(e), Borrower Representative shall maintain the Common Shares’ authorization for listing on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or on another US securities exchange) and Borrower Representative shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Shares on any securities exchange on which the Common Shares are listed~~; provided, that to the extent the Common Shares are no longer listed on the NEO for any reason whatsoever, it shall not affect the Borrower Representative’s ability to maintain the Common Shares for listing on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.~~.

(vi)           Limitations on Conversion.

(1)             Beneficial Ownership. Notwithstanding anything herein to the contrary, Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) to the extent that, upon such issuance, the number of Common Shares then beneficially owned by each Designated Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common ~~Stock~~Shares would be aggregated with such Designated Holders for purposes of Section 13(d) of the Exchange Act (on an as converted to Common Shares basis) would exceed 9.985% of the total number of Common Shares then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Shares are deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; provided further, that for the avoidance of doubt, the applicable Conversion Amount shall be reduced as necessary to ensure compliance with the foregoing; provided further, that Lenders shall have the right, upon 61 days’ prior written notice to Borrower Representative, to waive the 9.985% Cap.

(2)             Principal Market Regulation. Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e), if the issuance of such shares together with any previously issued Conversion Shares, would result in (A) the issuance of more than 19.99% of the Common Shares outstanding as of the date of this Agreement or (B) Designated Holders, together with their Affiliates and any other persons or entities whose beneficial ownership of Common Shares would be aggregated with such Designated Holder’s for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the then outstanding Common Shares, and, in each case, for the avoidance of doubt, the applicable Conversion Amount shall be reduced as necessary to ensure compliance with the foregoing.

(3)             Beneficial Ownership Determination. For purposes of this Section 2.2(e), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Administrative Agent, Borrower Representative shall, within two (2) trading days, confirm to the Administrative Agent the number of Shares then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

~~(4) NEO Restrictions. Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e), if the issuance of such shares would require the Borrower to obtain shareholder approval for the issuance of such Conversion Shares pursuant to the policies of the NEO, or, if applicable, the applicable Conversion Amount shall be reduced as necessary such that shareholder approval would not be required pursuant to the policies of the NEO.~~

(vii)          Certain Adjustments. If Borrower Representative declares or pays a dividend or distribution on the outstanding Common Shares payable in Common Shares or other securities or property (other than cash), then upon exercise of any conversion option in accordance with this Section 2.2(e), for each Conversion Share acquired, the Designated Holder shall receive, without additional cost to such Designated Holder, the total number and kind of securities and property which such Designated Holder would have received had such Designated Holder owned the Conversion Shares of record as of the date the dividend or distribution occurred. Upon any event whereby all of the outstanding Common Shares are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by securities of a different class and/or series, then from and after the consummation of such event, the Conversion Shares issuable will be the number, class and series of securities that the Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event. The provisions of this Section 2.2(e)(vii) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

(viii)         No Fractional Shares. Upon conversion of the Conversion Amount into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares, and in lieu of such fractional shares to which the Designated Holder would otherwise be entitled, the Borrower Representative shall, at its option, either pay the Designated Holder cash equal to such fraction multiplied by the Applicable Conversion Price, or return such amount to principal under the Loan.

2.3           Payment of Interest.

(a)             Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on ~~September~~May 1, ~~2023~~2025.

(b)             Default Rate. Immediately upon the occurrence and during the continuation of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”), unless Administrative Agent agrees in writing in its sole and absolute discretion to impose a lesser increase. Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c)             Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 3:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date, and to the extent, of such change.

(d)             Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

(e)              Interest Act (Canada). For the purpose of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360, 365 or 366 days, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by 360, 365 or 366, as applicable. Further, in this Agreement all interest shall be calculated using the nominal rate method and not the effective rate method and the “deemed re investment principle” shall not apply to such calculations.

(f)              Criminal Code (Canada). If any provision of the Loan Documents would oblige any Borrower or Guarantor to make any payment of interest or other amount payable to the Administrative Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that person of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, that would not be so prohibited by applicable law or so result in a receipt by that person of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first by reducing the amount or rate of interest required to be paid; and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada). Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Term Loan Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive for the purposes of such determination.

2.4           Fees and Charges. Borrowers shall pay to Administrative Agent, for the ratable benefit of ~~Lenders~~the Secured Parties:

(a)             Fees. The fees and charges as and when due in accordance with the Fee Letter; and

(b)             Expenses. All Lender Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within two (2) Business Days after written demand by Administrative Agent).

2.5           Payments; Application of Payments; Automatic Payment Authorization; Withholding.

(a)             All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 3:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 3:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)             No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c)             Administrative Agent, on behalf of Secured Parties, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization (or, upon reasonable notice to Administrative Agent, such other Deposit Account identified by Borrower Representative to Administrative Agent after the Closing Date by delivery of an updated Automatic Payment Authorization) for principal and interest payments or any other Obligations when due; provided, however, that so long as no Event of Default has occurred and is continuing, Administrative Agent shall obtain Borrowers’ prior approval before debiting Borrowers’ deposit accounts for amounts other than regularly scheduled principal, interest or other regularly scheduled payments. These debits shall not constitute a set-off. If the Automatic Payment Authorization is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.

(d)             Borrowers, Administrative Agent, Collateral Agents and each Lender hereby agree to the terms and conditions set forth on Schedule 4 hereto.

2.6           Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit G (the “Promissory Note”), and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new Promissory Notes and/or divide the Promissory Notes in exchange for then existing Promissory Notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new Promissory Notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such Promissory Notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new Promissory Notes and returned to the Borrowers within a reasonable period of time after such Lender’s receipt of the replacement Promissory Notes. Regardless of whether or not any such Promissory Notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender with such Obligations being secured by a security interest as granted for the ratable benefit of Secured Parties by each Loan Party pursuant to the terms hereof.

3.             CONDITIONS OF LOANS

3.1           Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)             duly executed signatures to this Agreement;

(b)             duly executed Canadian Security Documents;

(c)             duly executed signatures to the Fee Letter;

(d)             a certificate of each Loan Party duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions or a unanimous written consent duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each Loan Party’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

(e)             the Perfection Certificate (as defined in this Agreement immediately prior to the Restatement Effective Date) of Borrower Representative, together with the duly executed signature thereto;

(f)              evidence satisfactory to Administrative Agent, that the insurance policies required by Section 6.5 are in full force and effect;

(g)             a legal opinion of counsel to the Loan Parties;

(h)             the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank; and

(i)              payment of the fees in accordance with the Fee Letter and Lender Expenses then due as specified in Section 2.4(a).

3.2             Conditions Precedent to all Loans. Each Lender’s obligations to make each Loan is subject to the following conditions precedent:

(a)             except for ~~the~~ Term ~~Loan~~Loans made on the Closing Date and the Restatement Term Loan made on the Restatement Effective Date, timely receipt of an executed Loan Request by Administrative Agent;

(b)             the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)             no Default or Event of Default shall have occurred and be continuing or result from the Loan; and

(d)             there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Borrowers from the most recent business plan of Borrowers presented to and accepted by Administrative Agent, as determined by Administrative Agent in Administrative Agent’s sole but commercially reasonable discretion.

3.3             Covenant to Deliver.

(a)             Loan Parties agree to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan. Loan Parties expressly agree that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion.

(b)             Loan Parties agree to deliver the items set forth on Schedule 3 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to Administrative Agent.

3.4             Procedures for Borrowing. To obtain a Loan ~~(other than the First Tranche Term Loan)~~, Borrower Representative shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan (other than the Term Loan made on the Closing Date and the Restatement First Tranche Term Loan) is requested to be made. On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.

4.             CREATION OF SECURITY INTEREST

4.1           Grant of Security Interest. Each Loan Party hereby grants to Collateral Trustee, for the ratable benefit of Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash.

4.2           Priority of Security Interest. Each Loan Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Trustee’s Lien under this Agreement). If a Loan Party shall acquire a commercial tort claim in the U.S. with a potential recovery in excess of ~~Five Hundred Thousand~~One Million Dollars ($~~500,000.00~~1,000,000.00) such Loan Party shall promptly notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim. If a Loan Party shall acquire any instrument, such Loan Party shall promptly notify Administrative Agent and deliver the same in original to the Collateral Trustee together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form satisfactory to Administrative Agent.

4.3           Authorization to File Financing Statements. Each Loan Party hereby authorizes Collateral Trustee or its designee (or the Administrative Agent, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Loan Party.

4.4           Pledge of Collateral. Each Loan Party hereby pledges, collaterally assigns and grants to Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in the Shares constituting Collateral, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or to the extent any Shares pledged hereunder from time to time are or become certificated, such certificate or certificates shall be delivered promptly to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Loan Party has an interest, such Loan Party shall cause the books of each Person whose Equity Interests constitute Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuation of an Event of Default hereunder, Collateral Trustee may effect the transfer of any securities constituting Collateral (including but not limited to the Equity Interests) into the name of Collateral Trustee or its transferee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee. Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Equity Interests constituting Collateral. Each Loan Party shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, unless following an Event of Default, Collateral Trustee (acting at the direction of the Administrative Agent subject to the terms of the Collateral Trust Agreement) shall have given written notice to Borrower Representative suspending such rights, provided that no such notice shall be required if a Loan Party has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuation of an Event of Default.

4.5             ULC Shares. Notwithstanding any other provision in this Agreement, to the extent that any ULC Share forms part of the Collateral, neither the Administrative Agent nor the Collateral Trustee (nor any Lender) shall become or be deemed to become a member or shareholder, or obtain or have the right to obtain any other indicia of ownership in any Unlimited Company. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, where a Loan Party is the registered owner of any ULC Share that forms part of the Collateral, such Loan Party shall remain the sole registered owner of such ULC Share until such time as such ULC Share is effectively transferred into the name of the Collateral Trustee or any other Person on the books and records of the applicable Unlimited Company.  Accordingly, a Loan Party shall be entitled to receive and retain for its own account any dividend, property or other distribution, if any, in respect of such ULC Share (except for any dividend, property or other distribution comprised of pledged certificated securities, which shall be delivered to (or as directed by) the Collateral Trustee to hold hereunder) and shall have the right to vote such ULC Share and to control the direction, management and policies of the applicable Unlimited Company to the same extent as such Loan Party would if such ULC Share was not pledged to the Collateral Trustee pursuant hereto.

Nothing in this Agreement, is intended to or shall, constitute the Collateral Trustee or any other Person, other than the pledging Loan Party, a member or shareholder (whether listed or unlisted, registered or beneficial) of an Unlimited Company, until such time as notice is given hereunder that the Administrative Agent or Collateral Trustee acting at the direction of the Administrative Agent (subject to the terms of the Collateral Trust Agreement) is exercising remedies under this Agreement or any other Loan Document and further steps are taken pursuant hereto or thereto so as to register the Collateral Trustee or such other Person, as specified in such notice, as the holder of the ULC Shares.

For the avoidance of doubt, except with the express written consent of the Collateral Trustee or upon the exercise of the rights, remedies, powers or privileges of the Collateral Trustee to sell, transfer, convey or otherwise dispose of ULC Shares in accordance with this Agreement, no Loan Party shall cause or permit, or enable an Unlimited Company to cause or permit, (and no provision of this Agreement or actions taken by the Collateral Trustee pursuant to this Agreement shall apply, or be deemed to apply, so as to cause or permit) the Collateral Trustee to, and the Collateral Trustee shall not:

(a)             be registered as a shareholder or member, apply to be registered as a shareholder or member, or have any notation entered in its favour in the register, of any Unlimited Company,

(b)             request or assent to a notation being entered in its favour in the share or member register in respect of ULC Shares,

(c)             hold itself out or be held out as a shareholder or member of any Unlimited Company, or

(d)             act or purport to act as a member of any Unlimited Company, or obtain, exercise or attempt to exercise any rights of a shareholder or member, including the right to attend a meeting of, or to vote any ULC Shares or to be entitled to receive or receive any dividend, property or other distribution in respect of ULC Shares by reason of the Collateral Trustee holding the security interest.

4.6           Non-US Collateral. To the extent (i) any Collateral is located outside the United States or arises under the laws of a jurisdiction other than the United States or any state or territory thereof, (ii) the terms of the security interest in, or pledge or other encumbrance of such Collateral in favor of Collateral Trustee are provided for in another Loan Document governed by the laws of the jurisdiction in which such Collateral is located or under which such Collateral arises, and (iii) the terms of this Section 4 are inconsistent with the provisions of such other Loan Document, then the terms of such other Loan Document shall control.

5.             REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

5.1           Due Organization, Authorization; Power and Authority.

(a)             Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization (to the extent applicable in such Person’s jurisdiction of formation or incorporation, as applicable) in their respective jurisdictions of formation or incorporation, as applicable, and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Administrative Agent on the ~~Closing~~Restatement Effective Date a completed certificate signed by a Responsible Officer of Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization or entity of the type and is organized or incorporated in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office, domicile (for Quebec purposes) or principal place of business as well as such Loan Party’s mailing address (if different than its chief executive office or principal place of business); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the ~~Closing~~Restatement Effective Date to the extent permitted by one or more specific provisions in this Agreement).

(b)             The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except (x) such Governmental Approvals which have already been obtained and are in full force and effect, (y) ~~the final approval of the NEO~~[reserved] and (z) the filing of applicable UCC-1 financing statements pursuant to the terms hereof), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2           Collateral.

(a)             Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the applicable Loan Documents to which it is a party, free and clear of any and all Liens except Permitted Liens.

(b)             Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give the applicable Collateral Agent a perfected security interest therein as required pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

(c)             The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d)             Each Loan Party is the sole owner of the material Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7, and (v) immaterial Intellectual Property licensed to such Loan Party. To the best of each Loan Party’s knowledge, each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business has been judged invalid or unenforceable, in whole or in part. To the best of each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7, no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.

5.3           Accounts; Material Agreements. The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Loan Party has received any notice of actual or imminent insolvency of an Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in breach with respect thereto, except where such breach could not reasonably be expected to have a Material Adverse Effect. No material customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries.

5.4           Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00) or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect; provided that, for the avoidance of doubt, any litigation matters disclosed in the Perfection Certificate are subject to the terms and conditions of each of the Events of Default set forth in Section 8 hereof (including, without limitation, the terms and conditions described in Section 8.7).

5.5           Financial Statements; Financial Condition. All consolidated and consolidating (if applicable) financial statements for the Loan Parties and each of their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated and consolidating (if applicable) financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating (if applicable) financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent.

5.6           Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

5.7           Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (~~other than the final approval of the NEO) (~~i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect. ~~As of the Closing Date, Borrower Representative will have received the necessary notice or approval of the NEO’s acceptance of Borrower Representative’s preliminary notice of private placement with respect to Borrower Representative’s entering into this Agreement.~~

5.8           Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9           Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required material tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed ~~Fifty~~One Hundred Twenty-Five Thousand Dollars ($~~50,000.00~~125,000.00). No Loan Party is aware of any claims or adjustments proposed for any prior tax years of such Loan Party or any of its Subsidiaries which could result in a material amount of additional taxes becoming due and payable by such Loan Party or Subsidiary.

5.10         Shares. Each Loan Party has full power and authority to create a first lien on its Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging its Shares to Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are and will be fully paid and, to the extent applicable, non-assessable. The Shares are not the subject of any present or threatened in writing suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.

5.11         Compliance with Laws.

(a)             No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(b)             No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c)             No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to which it is a party to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a citizen or resident of any country or territory that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.

(d)             Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act and CAML. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or similar laws (including CAML) of any other Governmental Authority including any other applicable jurisdiction.

(e)             No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

(f)             The Loan Parties do not have Canadian Pension Plans which are Canadian Defined Benefit Pension Plans. Any Canadian Pension Plans which require registration pursuant to the Income Tax Act (Canada) are duly registered under the Income Tax Act (Canada) and all other applicable laws which require registration. Each Loan Party and each of their respective Subsidiaries has complied with and performed all of its obligations under and in respect of any Canadian Pension Plans and the Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of any Canadian Pension Plan or the Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of any Canadian Pension Plans or the Canadian Benefit Plans. There has been no termination of any Canadian Pension Plan, and to the knowledge of Loan Parties, no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the declaration of a termination of any Canadian Pension Plan by any Governmental Authority under applicable law.

5.12         Products. A complete and accurate list of the Products material to the Loan Parties’ business is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and each of their Subsidiaries hold all required Governmental Approvals, a list of which is set forth on the Perfection Certificate, and all such Governmental Approvals are in full force and effect. Except as could not reasonably be expected to have a Material Adverse Effect, there are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened, that may result in revocation, cancellation, suspension, rescission or any material adverse modification of any such Governmental Approval nor, to such Loan Party’s knowledge, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing:

(a)             Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiaries has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiaries’ manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease;

(b)             Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries (i) such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and (ii) no Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(c)             Except as disclosed in writing to Administrative Agent by Borrower Representative, there have been no adverse clinical test results in connection with a Product which has had, or could reasonably be expected to have, a Material Adverse Effect; and

(d)             There have been no Product recalls or voluntary Product withdrawals from any market, except as could not reasonably be expected to have a Material Adverse Effect.

5.13         Conversion Shares. All necessary corporate action has been taken by the Borrower Representative so as to reserve and authorize the issuance of the Conversion Shares, as fully-paid and non-assessable Common Shares, upon the due conversion of the Promissory Notes issued pursuant to this Agreement in accordance with their terms thereof and herein.

5.14         Royalty and Milestone Payments. As of the date of this Agreement, except as set forth on Schedule 5 hereto, no Loan Party is obligated to make Royalty and Milestone Payments in excess of [***] in the aggregate per fiscal year.

5.15         Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.             AFFIRMATIVE COVENANTS

Each Loan Party shall, and shall cause each other Loan Party to, do all of the following:

6.1           Government Compliance. Except as otherwise permitted by Section 7.3, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.

6.2           Financial Statements, Reports, Certificates. Provide Administrative Agent with the following:

(a)             Monthly Financial Statements. Within (a) forty-five (45) days after the last day of each month ending prior to February 1, 2024, and (b) thirty (30) days after the last day of each month ending thereafter, a company prepared consolidated and consolidating (if requested by Administrative Agent) balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such month, in form reasonably acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end and quarter-end adjustments.

(b)             Quarterly Financial Statements. Within forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated and consolidating (if requested by Administrative Agent) balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such fiscal quarter, in form reasonably acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(c)             Compliance Certificates. Together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

(d)             Annual Operating Budget and Financial Projections. Within ninety (90) days after the end of each fiscal year of Borrower Representative (and within five (5) Business Days after approval by the Board of Borrower Representative (or authorized committee thereof) of any material modification thereto), an annual operating budget, on a consolidated and consolidating (if requested by Administrative Agent) basis (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower Representative, together with any related business forecasts used in the preparation thereof.

(e)             Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Administrative Agent, together with any management letter with respect thereto; provided that the inclusion of explanatory language casting doubt on Borrower Representative’s ability to continue as a going concern due to the need to raise additional financing or refinance Indebtedness shall not cause such financial statements to be considered “qualified” for purposes of this subsection (e).

(f)              Other Statements. Within five (5) Business Days after delivery, copies of all statements, reports and notices generally made available to all stockholders or to any holders of Subordinated Debt or Permitted Convertible Debt; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information, (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation, or (C) prevent an actual or potential conflict of interest between a Loan Party and a Lender or Administrative Agent.

(g)             SEC Filings. Within five (5) Business Days after filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission, provided that such filings shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website, subject to notification of the filing on the then-next Compliance Certificate.

(h)             Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of ~~Five Hundred Thousand~~One Million Dollars ($~~500,000.00~~1,000,000.00) or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.

(i)              Board Materials. Within seven (7) Business Days after a meeting of Borrower Representative’s Board, or any committee or subcommittee thereof or advisory board and in the same manner as it gives to the members of Borrower Representative’s Board or any committee or subcommittee thereof or advisory board thereof, copies of all materials that Borrower Representative provides to its Board or such committee or subcommittee or advisory board at such meetings, including any reports with respect to Loan Parties’ operations or performance, and within seven (7) Business Days after approval thereof by Borrower Representative’s Board, minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information, (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation, or (C) prevent an actual or potential conflict of interest between a Loan Party and a Lender or Administrative Agent.

(j)              Intellectual Property Report. Together with the Compliance Certificate delivered for the last month of each calendar quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.

(k)             Aging Reports; Other Reports and Information. Together with the quarterly financial reports, reports as to the following, in form acceptable to Administrative Agent: accounts receivable and accounts payable aging, and any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Administrative Agent.

(l)              Bank Account Statements. Together with the monthly financial statements delivered in accordance with subsection (a) above, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within three (3) days, upon Administrative Agent’s request, evidence satisfactory to Administrative Agent of the balance maintained in any such Deposit Account or Securities Account.

(m)            Product Related. Within seven (7) Business Days after receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which could have a Material Adverse Effect;

(n)             Royalty and Milestone Payments. Together with each Compliance Certificate, an updated schedule of reasonably expected Royalty and Milestone Payments, in substantially the same form as Schedule 5 hereto, to the extent any material change thereto has occurred since the date on which a Compliance Certificate was last delivered.

Information required to be delivered pursuant to Section 6.2 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower Representative posts such information, posted on its website or at https://www.sec.gov (or any successor website thereto), subject to notification thereof in the next Compliance Certificate delivered.

6.3           Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date. Borrower Representative shall promptly notify Administrative Agent of all returns, recoveries, disputes and claims that involve more than ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00).

6.4           Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all required material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, provincial, territorial and local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for (a) deferred payment of any taxes contested pursuant to the terms of Section 5.9, and (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed the amount set forth in Section 5.9, and shall deliver to Administrative Agent, on reasonable demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5           Insurance.

(a)             Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location. Insurance policies shall be with financially sound and reputable insurance companies that are not Affiliates of any Loan Party.

(b)             Ensure that proceeds payable under any property policy with respect to Collateral are, at Administrative Agent’s option, payable to the applicable Collateral Agent, for the ratable benefit of ~~Lenders~~Secured Parties, on account of the Obligations. To that end, subject to Section 3.3(b) and Schedule 3 hereof, all property policies shall have a lender’s loss payable endorsement showing the applicable Collateral Agent as lender loss payable, all liability policies shall show, or have endorsements showing, the applicable Collateral Agent as an additional insured, in each case, in form satisfactory to Administrative Agent and as set forth on Exhibit E.

(c)             Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000.00), in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be Collateral in which the applicable Collateral Agent has been granted a first priority security interest and (b) after the occurrence and during the continuation of an Event of Default, all such proceeds shall, at the option of Administrative Agent, be payable to the applicable Collateral Agent, for the ratable benefit of ~~Lenders~~Secured Parties, on account of the Obligations.

(d)             At Administrative Agent’s reasonable request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the applicable Collateral Agent, that it will give the applicable Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).

(e)             If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment upon Administrative Agent’s request, the applicable Collateral Agent may (at the direction of Administrative Agent) make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies as Administrative Agent deems prudent or may direct upon instruction by Required Lenders.

6.6           Deposit and Securities Accounts.

(a)             Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Administrative Agent, satisfactory to Administrative Agent.

(b)             Provide Administrative Agent with written notice concurrently with the delivery of each Compliance Certificate of any Collateral Account established at or with any bank, broker or other financial institution, since the delivery of the last Compliance Certificate, and which notice shall identify the name, address of each bank or other institution, the name in which such Collateral Account is held, a description of the purpose of such Collateral Account, and the complete account number therefor; provided that prior to effectiveness of an Account Control Agreement with respect to any such new Collateral ~~Account~~Accounts, to the extent such Collateral ~~Account is~~Accounts are required to be subject to an Account Control Agreement, Loan Parties shall not permit the aggregate account ~~balance~~balances of such new Collateral Accounts (other than Excluded Accounts) that are not subject to an Account Control Agreement to exceed ~~One~~Five Hundred Thousand Dollars ($~~100,000.00~~500,000.00). For each Collateral Account (other than the Excluded Accounts) that any Loan Party at any time maintains, such Loan Party shall, subject to Section 3.3 and Schedule 3 hereto, within (x) thirty (30) days after the establishment or acquisition of any new Collateral Account domiciled in the United States (or Excluded Account domiciled in the United States ceasing to be an Excluded Account) (or such later date as Administrative Agent may agree in writing in its sole and absolute discretion), and (y) ninety (90) days after the establishment or acquisition of any new Collateral Account domiciled in Canada (or Excluded Account domiciled in Canada ceasing to be an Excluded Account) (or such later date as Administrative Agent may agree in writing in its sole and absolute discretion), cause the applicable bank, broker or financial institution at or with which such Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account, if required to perfect the applicable Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder; provided that an Account Control Agreement shall be required in connection with any Collateral Accounts domiciled in Canada regardless of whether such Account Control Agreement is required to perfect the applicable Collateral Agent’s Lien in such Collateral Account.

6.7           Intellectual Property.

(a)             Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements of its Intellectual Property or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrower Representative has demonstrated to Administrative Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.

(a)             Provide written notice to Administrative Agent at least thirty (30) days (or such shorter period as agreed by Administrative Agent in its sole discretion) prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and use commercially reasonable efforts to obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for (i) such Restricted License to be deemed “Collateral” and for the applicable Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) the applicable Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with the applicable Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.8           Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Administrative Agent, any Collateral Agent and any Lender, without expense to Administrative Agent, any Collateral Agent or such Lender, as applicable, during normal business hours and upon reasonable prior notice, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Administrative Agent, any Collateral Agent or such Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent, any Collateral Agent or such Lender with respect to any Collateral or relating to such Loan Party.

6.9           Access to Collateral; Books and Records. Allow Administrative Agent, any Collateral Agent, or any of their respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with this Section ~~6.9~~6.9. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense.

6.10         Joinder of Subsidiaries.

(a)             No later than thirty (30) days (or such later period as Administrative Agent may agree in writing in its sole and absolute discretion) after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date: (a) provide written notice to Administrative Agent together with certified copies of the Operating Documents for such Subsidiary, and (b) except for any Immaterial Subsidiary, (i) take all such action as may be reasonably required by Administrative Agent to cause the applicable Subsidiary to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or (B) guarantee the Obligations and grant a security interest in and to the Collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant the applicable Collateral Agent, for the ratable benefit of the Secured Parties, a first priority Lien in the Collateral, subject to Permitted Liens in and to the assets (other than Excluded Assets) of such Subsidiary), and (ii) ~~and~~ to pledge all of the direct or beneficial Equity Interests (other than Excluded Assets) in such Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section ~~6.10~~6.10 shall be a Loan Document. Notwithstanding the foregoing, except as required to maintain compliance with subsection (b) below, no CFC owned by a U.S. Borrower shall be required to be joined as a Loan Party in accordance with the foregoing.

(b)             Borrowers shall not permit Subsidiaries which are not Loan Parties, in the aggregate to maintain (i) cash and other assets with an aggregate value for all such Subsidiaries in excess of 5.0% of consolidated assets, (ii) revenue in excess of 5.0% of consolidated revenues for any twelve month period then ended, (iii) any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) any contracts which are material to the business of Borrowers as a whole (such Subsidiaries, “Immaterial Subsidiaries”), without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Administrative Agent with respect to the Obligations as Administrative Agent may request within fifteen days (or such other period as Administrative Agent may agree in writing), such that compliance with clauses (i) through (iv) shall be restored.

6.11         Property Locations.

(a)             Provide to Administrative Agent at least ten (10) days’ prior written notice (or such shorter period as Administrative Agent may agree in writing in its sole and absolute discretion) before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b)             With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (in each case, other than Excluded Locations), the applicable Loan Party shall, upon request by Administrative Agent, use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to the applicable Collateral Agent’s security interest.

(c)             With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), the applicable Loan Party shall, upon request by Administrative Agent, use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.

6.12         Management Rights. Any representative of Administrative Agent shall have the right to meet with management and officers of Borrowers at reasonable times and intervals to discuss such books of account and records. In addition, Administrative Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.

6.13         Canadian Pension Plans and Canadian Benefit Plans. Each Loan Party shall use its best efforts to ensure that each Canadian Pension Plan and Canadian Benefit Plan is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other applicable laws.

6.14         Further Assurances. Execute any further instruments and take further action as Administrative Agent or any Collateral Agent may reasonably request to perfect or continue the applicable Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

6.15         Financial Covenant – Minimum RML Amount. After Borrower has requested and Lenders have made the Restatement Second Tranche Term Loan, the Restatement Third Tranche Term Loan, or a Restatement Fourth Tranche Term Loan, Borrower shall maintain at all times, commencing as of the Financial Covenant Start Date, Liquidity in an amount of at least the Minimum RML Amount.

Notwithstanding the foregoing, compliance with the foregoing covenant shall be waived for any period during which Borrower’s Market Capitalization exceeds five hundred million dollars ($500,000,000).

7.             NEGATIVE COVENANTS

No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1           Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2           Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; (c) fail to provide notice to Administrative Agent of any Key Person departing from or ceasing to be employed by a Loan Party within five (5) Business Days thereof; (d)  permit or suffer a Change in Control; or (e) without at least ten (10) days (or such shorter period as Administrative Agent may agree in writing in its sole and absolute discretion) prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, (iv) change its organizational number (if any) assigned by its jurisdiction of organization, or (v) change its chief executive office, domicile (for purposes of Quebec) or principal place of business.

7.3           Amalgamation, Mergers or Acquisitions. Amalgamate, merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such merger or consolidation, the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) shall be repaid in full, in cash), or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary); provided that (i) a Subsidiary may merge or consolidate into another Subsidiary or into a Loan Party; provided that in any such merger or consolidation involving a Loan Party, such Loan Party shall be the surviving entity and (ii) a Subsidiary may liquidate or dissolve so long as all of the assets of such Subsidiary are transferred to a Loan Party hereunder.

7.4           Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5           Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over the applicable Collateral Agent’s Lien, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the applicable Collateral Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or Subsidiary’s Intellectual Property, except in connection with restrictions in the Ordinary Course of Business in connection with licenses of Intellectual Property constituting a Permitted Transfer with respect to the Intellectual Property subject to such license.

7.6           Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).

7.7           Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests provided that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement, if any; (iii) Borrower Representative or any Subsidiary thereof may pay dividends solely in Equity Interests of Borrower Representative or such Subsidiary, as applicable; (iv) Borrower Representative may make cash payments in lieu of fractional shares; (v) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by Borrower Representative’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed ~~Five Hundred Thousand~~One Million Dollars ($~~500,000.00~~1,000,000.00) per fiscal year; (vi) any Subsidiary may (directly or indirectly) pay dividends, or make distributions or other payments, in respect of Equity Interests to a Loan Party and (vii) Borrower Representative and each of its Subsidiaries may make cashless repurchases of its Equity Interests deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. Notwithstanding anything to the contrary in the foregoing (x) the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash (which shall not include any cash payments to settle any conversions of any Permitted Convertible Debt, other than cash payments in lieu of fractional shares in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00)), Common Shares, or following a merger event, reclassification or other change of the Common Shares, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not be prohibited by this Section 7.7; provided that principal payments in cash (other than cash in lieu of fractional shares in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00)) shall be allowed with respect to any repurchase in connection with any redemption of Permitted Convertible Debt upon satisfaction of a condition related to the share price of the Common Shares of Borrower Representative only if the Redemption Conditions are satisfied in respect of such redemption and at all times after such redemption, unless otherwise approved in writing by Administrative Agent in its sole discretion; (y) this Section 7.7 shall not prohibit the repurchase, exchange or inducement of the conversion of Permitted Convertible Debt by delivery of Common Shares and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower Representative from the substantially concurrent issuance of Common Shares and/or such different series of Permitted Convertible Debt minus the net cost of any Permitted Bond Hedge Transactions and/or Permitted Warrant Transactions plus the net cash proceeds, if any, received by Borrower Representative pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any) and (z) Borrower Representative may (A) pay the purchase price of any Permitted Bond Hedge Transaction or (B) settle, unwind or terminate all or any portion of any Permitted Warrant Transaction by (I) set-off against the concurrent settlement, unwind or other termination of all or any portion of any related Permitted Bond Hedge Transaction or (II) delivery of Common Shares and cash in lieu of fractional shares in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00).

7.8           Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors in Borrower Representative for capital raising purposes, (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower Representative’s Board, (d) transactions among Loan Parties, and (e) transactions expressly permitted pursuant to Section 7.4 and Section 7.7.

7.9           Subordinated Debt; Payments of Royalty and Milestone Payments. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations~~.~~, (c) make or permit payment in respect of any Royalty and Milestone Payments in excess of [***] per fiscal year except in accordance with Schedule 5, as the same may be updated from time to time, subject to Administrative Agent’s reasonable review and approval, and (d) amend or modify any agreement giving rise to Royalty and Milestone Payments if as a result thereof, such payments would be increased or the due date thereof would be accelerated, except as set forth in an updated Schedule 5 delivered from time to time by Borrower Representative, subject to Administrative Agent’s reasonable review and approval.

7.10         Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur that could, in each case, reasonably be expected to have a Material Adverse Effect on any Loan Party’s business or operations; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11         Canadian Defined Benefits Plans. No Loan Party shall (a) contribute to or assume an obligation to contribute to or have any liability under any Canadian Defined Benefit Pension Plan, without the prior written consent of Administrative Agent, (b) acquire an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the five-year period preceding such acquisition has sponsored, maintained, or contributed to a Canadian Defined Benefit Pension Plan, without the prior written consent of Administrative Agent; or (c) wind-up any Canadian Defined Benefit Pension Plan, in whole or in part, unless it has obtained written advice from the actuary for such plan that the plan (or part thereof in the case of a partial windup) is fully funded or has no unfunded liability at the effective date of the windup, without the prior written consent of Administrative Agent.

8.             EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1           Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable.

8.2           Covenant Default.

(a)             A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Section 6.2, Section 6.4, Section 6.5, Section 6.6, Section 6.10, ~~and~~  Section 6.13 and Section 6.15 or violates any covenant in Section 7; or

(b)             A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents to which it is a party, and as to any default (other than those otherwise specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) Business Days after the occurrence thereof.

8.3           Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect.

8.4           Attachment; Levy; Restraint on Business.

(a)             (i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any ten (10) day cure period; or

(b)             (i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5           Insolvency. (a) A Loan Party and any of its Subsidiaries taken as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, the realizable value of the Loan Parties’ assets, as a whole, is less than the aggregate sum of their consolidated liabilities; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

8.6           Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, after giving effect to all applicable notice and grace periods (if any), whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of ~~Five~~One Million Two Hundred Fifty Thousand Dollars ($~~500,000.00~~1,250,000.00) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Administrative Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Administrative Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Administrative Agent be materially less advantageous to the Loan Parties.

8.7           Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Two Hundred Fifty Thousand Dollars ($~~1,000,000.00~~1,250,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within twenty (20) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).

8.8           Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document to which it is a party or in any writing delivered to Administrative Agent, any Collateral Agent or any Lender or to induce Administrative Agent, any Collateral Agent or any Lender to enter this Agreement or any Loan Document to which it is a party, and such representation, warranty, or other statement is incorrect in any material respect when made.

8.9           Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10         Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Effect.

8.11         Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.

9.             Collateral AGENT RIGHTS AND REMEDIES

9.1           Acceleration. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, is entitled, without notice or demand, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing).

9.2           Rights. Upon the occurrence and during the continuation of an Event of Default, Collateral Trustee and Canadian Collateral Agent are entitled, solely at the direction of Administrative Agent, subject to the terms of the Collateral Trust Agreement with respect to Collateral Trustee, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:

(a)             verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Loan Party money of the applicable Collateral Agent’s security interest in such funds;

(b)             make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(c)             ratably apply to the Obligations any amount held by the applicable Collateral Agent owing to or for the credit or the account of a Loan Party;

(d)             ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(e)             deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(f)              demand and receive possession of any Loan Party’s Books; and

(g)             exercise all rights and remedies available to the applicable Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the Code and the PPSA (including disposal of the Collateral pursuant to the terms thereof).

Loan Parties shall assemble the Collateral if Collateral Trustee or Canadian Collateral Agent requests and make it available as Collateral Trustee and Canadian Collateral Agent, as the case may be, designates. The applicable Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants each Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of such Collateral Agent’s rights or remedies. Each Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with such Collateral Agent’s exercise of its rights under this Section, a Loan Party’s rights under all licenses and all franchise agreements inure to such Collateral Agent’s benefit. If, after the acceleration of the Obligations, a Loan Party receives proceeds of Collateral, such Loan Party shall deliver such proceeds to the applicable Collateral Agent, for the ratable benefit of the Secured Parties, to be applied to the Obligations.

9.3           Power of Attorney. Each Loan Party hereby irrevocably appoints each Collateral Agent (and any of such Collateral Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of such Collateral Agent’s security interest and Liens in the Collateral; (b) endorse such Loan Party’s name on any checks or other forms of payment or security; (c) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent or the applicable Collateral Agent determine reasonable; (e) make, settle, and adjust all claims under such Loan Party’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of the applicable Collateral Agent or a third party as the Code or PPSA permits; and (h) dispose of the Collateral. Each Loan Party further hereby appoints each Collateral Agent (and any of such Collateral Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred ~~or~~and is continuing to: (i) sign such Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, the applicable Collateral Agent’s security interest in the Collateral, (ii) take all such actions which such Loan Party is required to but fails to take under the covenants and provisions of the Loan Documents; and (iii) take any and all such actions as the applicable Collateral Agent may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of the applicable Collateral Agent under this Agreement or the other Loan Documents. Each Collateral Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of the Collateral Agents’ rights and powers are coupled with an interest and are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

9.4           Protective Payments. If a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, a Collateral Agent may (at the direction of Administrative Agent) obtain such insurance or make such payment, and all amounts so paid by a Collateral Agent are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Each Collateral Agent will make reasonable efforts to provide Borrower Representative with notice of such Collateral Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by a Collateral Agent are deemed an agreement to make similar payments in the future or a Collateral Agent’s waiver of any Event of Default.

9.5           Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, each Collateral Agent shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of Secured Parties. Collateral Agents shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or as directed by a court of competent jurisdiction. Borrowers shall remain liable to each Collateral Agent and Lenders for any deficiency. If a Collateral Agent, as directed by Administrative Agent in Administrative Agent’s good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, such Collateral Agent may, at the direction of Administrative Agent, either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by such Collateral Agent of cash or immediately available funds therefor.

9.6             Collateral Agents’ Liability for Collateral. So long as a Collateral Agent ~~complies with reasonable secured lender practices regarding the safekeeping of~~accords treatment to the Collateral in ~~the~~its possession ~~or under the control of such Collateral Agent~~substantially equal to the treatment which it accords its own property, such Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person, except to the extent that any of the foregoing have been found by a final, non-appealable judgment of a court of competent jurisdiction to be the result of such Collateral Agent’s gross negligence or willful misconduct. Loan Parties bear all risk of loss, damage or destruction of the Collateral.

9.7             No Waiver; Remedies Cumulative. Any failure by Administrative Agent, any Collateral Agent or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent, any Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. ~~A Collateral Agent’s~~Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Each ~~Collateral Agent~~Secured Party has all rights and remedies provided under the Code, the PPSA, by law, or in equity. Any ~~Collateral Agent’s or any Lender’s~~Secured Party’s exercise of one right or remedy is not an election and shall not preclude ~~such Collateral Agent or any Lender~~any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8             Demand Waiver. Each Loan Party waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.9             Shares. Each Loan Party recognizes that a Collateral Agent may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. No Collateral Agent shall be under any obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10.           NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Collateral Trustee, Canadian Collateral Agent, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:	[***]

With a copy, not constituting notice, to:	[***]

If to Collateral Trustee:	[***]

With a copy, not constituting notice, to:	[***]

If to Administrative Agent, Canadian Collateral Agent or Lenders:	[***]

With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):	[***]

11.           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude any Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent, any Collateral Agent or any Lender. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of such Loan Party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH LOAN PARTY AGREES THAT IT SHALL NOT SEEK FROM Administrative Agent, ANY Collateral Agent or any lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.           GENERAL PROVISIONS

12.1         Termination Prior to Restatement Term Loan Maturity Date; Survival; Release of Collateral. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated (such date, the “Discharge Date”). So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Restatement Term Loan Maturity Date by Borrowers, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. On or promptly after the Discharge Date, Administrative Agent shall direct Collateral Agents to deliver evidence of the release of Collateral. Each Collateral Agent hereby agrees that any Liens granted to a Collateral Agent by the Loan Parties on any Collateral shall be automatically released (a) in accordance with this Section 12.1, upon the satisfaction in full, in cash, of the Obligations and termination of this Agreement (other than inchoate indemnity obligations, and any obligations which, by their terms, are to survive the termination of this Agreement), (b) if such Collateral is sold, transferred or otherwise disposed of by a Loan Party pursuant to any sale, transfer or other disposition that is made in compliance with, and subject to the terms and conditions of, this Agreement (and Administrative Agent shall direct Collateral Agents to deliver evidence of the release of Collateral), or (c) if required to effect any sale, transfer or other disposition of such Collateral in connection with any exercise of remedies by Administrative Agent or a Collateral Agent pursuant to Section 9. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Administrative Agent, the Lenders, or Collateral Agents in Borrower or any of its Subsidiaries. Upon Borrower Representative’s reasonable request and at Borrower Representative’s sole cost and expense, Administrative Agent and/or the Collateral Agents, as applicable, shall execute, deliver or authorize such documents as may be reasonably required to evidence any release described above. Any such release shall be without recourse to or representation or warranty by any Collateral Agent of any kind.

12.2         Successors and Assigns.

(a)             Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion). Each Lender has the right, without the consent of or notice to Loan Parties to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Notwithstanding the foregoing, prior to the occurrence of an Event of Default that is continuing, Administrative Agent and each Lender shall not assign any interest in the Loan Documents to any Person who in the reasonable estimation of Administrative Agent is (a) a direct competitor of the Loan Parties, or (b) a distressed debt fund.

(b)             Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth herein or in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto. Notwithstanding anything herein to the contrary, any pledge or assignment of all or a portion of the rights, or a security interest in such rights, of K2 HealthVentures LLC as a Lender made to an Affiliate of K2 HealthVentures LLC, shall only be made to K2 HealthVentures Equity Trust LLC.

(c)             Register; Participant Register. Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the ~~Term~~ Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and any Collateral Agent at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the ~~Term~~ Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3         Indemnification. Each Loan Party agrees to indemnify, defend and hold Administrative Agent, each Collateral Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, a Collateral Agent, Lenders and Loan Parties (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4         Currency Conversion Indemnity. If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement it becomes necessary to convert into the currency of such jurisdiction (herein called the “Other Currency”) any amount due hereunder in any currency other than the Other Currency (the “Original Currency”), then conversion shall be made at the rate of exchange prevailing for the Original Currency on the business day before the day on which judgment is given. In the event that there is a change in the rate of exchange prevailing between the business day before the day on which the judgment is given and the date of payment of the amount due, Borrower will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Other Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Guaranty in such other Original Currency.

12.5         Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require the applicable Collateral Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Each Collateral Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of any Collateral Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to the ~~applicable Collateral~~Administrative Agent, for the ratable benefit of the Secured Parties, for application to the Obligations, whether matured or unmatured.

12.6         Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.7         Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.8         Correction of Loan Documents. Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties, so long as Administrative Agent provides Loan Parties with written notice of such correction and allows Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Administrative Agent and the Loan Parties.

12.9         Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Borrowers, Administrative Agent, the Required Lenders and each Collateral Agent, provided that no Collateral Agent’s approval shall be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of such Collateral Agent therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s or Guarantor’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of a Borrower or Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or any Collateral Agent or that does not adversely affect the legal rights under this Agreement or any other Loan Document of a Collateral Agent; or (v) to the extent the Collateral Trust Agreement provides that Collateral Trustee’s approval is not required. It is agreed that any change to (i) the definition of “Designated Holder”, (ii) the rights of a Designated Holder, or (iii) the final sentence of Section 12.2(b) (and any change to this Agreement that would modify the consent required pursuant to this sentence) shall require the consent of each of the Collateral Agents. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.10      Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.11      Confidentiality; Publicity.

(a)             In handling any confidential information of any Loan Party or any of their respective Subsidiaries, Administrative Agent, each Collateral Agent and each Lender agree to hold in confidence and not disclose the Loan Parties’ confidential information except as expressly provided herein, and shall exercise the same degree of care that it exercises for its own proprietary information to protect such confidential information, but in no event less than a reasonable degree of care; provided, however that disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 12.11); (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, such Collateral Agent or such Lender, including pursuant to the Exchange Act, (d) to Administrative Agent’s, such Collateral Agent’s or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, such Collateral Agent or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, such Collateral Agent or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent’s, any Collateral Agent’s or any Lender’s possession when disclosed to Administrative Agent, such Collateral Agent or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, such Collateral Agent or such Lender in violation of this Agreement) after disclosure to Administrative Agent, such Collateral Agent or such Lender, as applicable; or (ii) disclosed to Administrative Agent, such Collateral Agent or such Lender by a third party, if Administrative Agent, such Collateral Agent or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

(b)             No party hereto shall publicize or use another party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.

12.12      Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, any Collateral Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Each Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, any Collateral Agent or any Lender, such Borrower shall do so through Borrower Representative.

12.13      Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14      Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16      Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17      Appointment of Collateral Trustee.

(a)             Each Lender hereby appoints Collateral Trustee to act on behalf of the Secured Parties as collateral trustee under this Agreement and the other Loan Documents (other than the Canadian Security Documents), and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, all in accordance with the terms of the Collateral Trust Agreement. The provisions of this Section 12.16 are solely for the benefit of Collateral Trustee~~.~~, Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third-party beneficiary of any of the provisions hereof. Collateral Trustee shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Collateral Trustee shall be mechanical and administrative in nature and Collateral Trustee shall not have, or be deemed to have, by reason of this Agreement any other Loan Document or otherwise a fiduciary relationship in respect of any ~~Lender~~other Secured Party. The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.

(b)             Each Lender hereby agrees that upon receipt of instruction from the Administrative Agent, Collateral Trustee shall be entitled to take or refrain from taking such action, and shall be entitled to take all such actions set forth in the Collateral Trust Agreement.

(c)             Neither Collateral Trustee nor any of its Affiliates nor any of their respective directors, officers, agents ~~or~~, employees, or advisors shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as ~~finally~~ determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limitation of the generality of the foregoing, Collateral Trustee: (i) may consult with legal counsel, ~~independent chartered~~ accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any ~~Lender~~other Secured Party and shall not be responsible to any ~~Lender~~other Secured Party for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records of any Loan Party); (iv) shall not be responsible to any other Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (~~iv~~v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

12.18      Appointment of Administrative Agent and Canadian Collateral Agent.

(a)             Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents and appoints the Canadian Collateral Agent to act on behalf of Lenders as collateral agent pursuant to the Canadian Security Documents, and to hold and enforce any and all Liens on the Collateral granted pursuant thereto by the applicable Loan Parties to secure the Obligations (the Administrative Agent and Canadian Collateral Agent, collectively, “K2 Agent”). The provisions of this Section 12.18 are solely for the benefit of each K2 Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each K2 Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Each K2 Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of each K2 Agent shall be mechanical and administrative in nature and such K2 Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b)             If any K2 Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such K2 Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and suck K2 Agent shall incur no liability to any Person by reason of so refraining. Each K2 Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any K2 Agent as a result of such K2 Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c)             Each K2 Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by such K2 Agent. Each K2 Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 12.18 shall apply to any such sub-agent and to the related parties of such K2 Agent and any such sub-agent. No K2 Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such K2 Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d)             No K2 Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, each K2 Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e)             With respect to its Commitments and Loans hereunder, each K2 Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not a K2 Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each K2 Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Each K2 Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if such K2 Agent was not a K2 Agent and without any duty to account therefor to Lenders. Each K2 Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f)              Each Lender acknowledges that it has, independently and without reliance upon a K2 Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon a K2 Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g)             Each Lender agrees to indemnify each K2 Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by a K2 Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from a K2 Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the applicable K2 Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by such K2 Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the applicable K2 Agent is not reimbursed for such expenses by the Loan Parties.

(h)             A K2 Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders, Collateral Trustee and Borrower Representative. Upon any such resignation, Lenders shall have the right to appoint a successor K2 Agent. If no successor K2 Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after such K2 Agent’s giving notice of resignation, then such K2 Agent may, on behalf of Lenders, appoint a successor K2 Agent, which shall be a Lender or Collateral Trustee, if a Lender or Collateral Trustee is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least Three Hundred Million Dollars ($300,000,000.00). If no successor K2 Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning K2 Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of the applicable K2 Agent hereunder until such time, if any, as Lenders appoint a successor K2 Agent as provided above. Upon the acceptance of any appointment as a K2 Agent hereunder by a successor K2 Agent, such successor K2 Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning K2 Agent. Upon the earlier of the acceptance of any appointment as a K2 Agent hereunder by a successor K2 Agent or the effective date of the resigning a K2 Agent’s resignation, the resigning K2 Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning K2 Agent shall continue. After any resigning K2 Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was K2 Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as a K2 Agent unless a successor a K2 Agent is appointed concurrently with such resignation, which successor K2 Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning K2 Agent under this Agreement and the other Loan Documents.

(i)              In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j)             Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k)             If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l)              If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(m)           Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n)            Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders.

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[signature page to loan and security agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER REPRESENTATIVE:

MIND MEDICINE (Mindmed) INC.

By
Name:
Title:

BORROWERS:

MIND MEDICINE, INC.

By
Name:
Title:

HEALTHMODE, INC.

By
Name:
Title:

[signature page to loan and security agreement]

Collateral Trustee:

ANKURA TRUST COMPANY, LLC

By
Name:
Title:

[signature page to loan and security agreement]

ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT:

K2 HEALTHVENTURES LLC

By
Name:
Title:

LENDER:

K2 HEALTHVENTURES LLC

By
Name:
Title:

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY “[***]”) HAVE BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Control Agreement” means any control agreement (or similar agreement including a blocked account agreement) entered into among the depository institution at which a Loan Party maintains a Deposit Account domiciled in the United States or Canada or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and a Collateral Agent pursuant to which such Collateral Agent, for the ratable benefit of Secured Parties, obtains control (within the meaning of the Code or the PPSA) over such Deposit Account, Securities Account, or Commodity Account~~.~~, or with respect to Deposit Accounts maintained in Canada that cannot be perfected by control, provides the applicable Collateral Agent, for the benefit of the Secured Parties, with the ability to block the account and provide instructions to the depository institution.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Agent” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” has the meaning set forth in the preamble.

~~“Amortization Date” means March 1, 2025 provided that upon the occurrence of the Interest Only Extension Event, the Amortization Date shall be March 1, 2026.~~

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Conversion Price” means: (i) with respect to any conversion of the Original Conversion Amount of Loans, $4.01, (ii) with respect to any conversion of the Restatement Conversion Amount A of Loans, $9.00, and (iii) with respect to any conversion of the Restatement Conversion Amount B of Loans, $7.02; in each case subject to adjustment from time to time for stock splits, stock dividends or distributions, stock combinations, reclassifications, reorganizations, recapitalizations and/or other similar transactions occurring after the Closing Date (provided, for the avoidance of doubt, that any adjustment described in this sentence shall not be applied in a manner that is duplicative of any adjustment pursuant to Section 2.2(e)(vii)).

“Applicable Rate” means a variable annual rate equal to the greater of (i) ten and ~~ninety-five hundredths~~one-quarter of one percent (~~10.95~~10.25%) and (ii) the sum of (A) the Prime Rate, plus (B) two and ~~ninety-five hundredths~~three-quarters of one percent (~~2.95~~2.75%).

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Books” are all of each applicable Loan Party’s books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“CAML” means, collectively, to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the United Nations Act (Canada), including the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act (Canada), and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws applicable in Canada, including any rules, regulations, directives, guidelines or orders thereunder.

“Canadian Benefit Plans” means all material employee benefit plans or arrangements maintained or contributed to by a Loan Party that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of a Loan Party participate or are eligible to participate but excluding all stock option or stock purchase plans.

“Canadian Collateral Agent” has the meaning set forth in the preamble.

“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Income Tax Act” means the Income Tax Act (Canada), as amended from time to time.

“Canadian Loan Parties” means each of Borrower Representative and any other Loan Party from time to time, incorporated under the laws of the Province of British Columbia or under the federal laws of Canada or any province or territory thereof.

“Canadian Pension Plan” shall mean a “registered pension plan”, as that term is defined in subsection 248(1) of the Canadian Income Tax Act, which is or was sponsored, administered or contributed to, or required to be contributed to by, any Loan Party or under which any Loan Party has any actual or potential liability.

“Canadian Security Documents” means, collectively, the security agreement executed by Canadian Loan Parties in favor of the Canadian Collateral Agent, dated as of the date hereof and any other collateral security document entered into by a Canadian Loan Party from time to time with respect to the Obligations, and any other agreements, documents or certificates delivered pursuant thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States (or any agency or any State) or Canada (or any agency or Province thereof) thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000.00) maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction; or (b) the Transfer of all or substantially all assets of Borrowers, taken as a whole, or of a material business line of Borrowers, taken as a whole; or (c) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries (other than, in the case of any foreign Subsidiaries, any nominal Equity Interests held by directors to comply with local law) or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, a Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Loan Party described on Exhibit B, and any collateral securing the Obligations pursuant to any Guaranty or pursuant to any other Loan Document; provided, however, the Collateral shall not include any Excluded Assets.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent and the applicable Collateral Agent.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Collateral Agent” means, each of the Collateral Trustee and the Canadian Collateral Agent and any other collateral agent or similar party holding any security interest pursuant to any Loan Document, for the ratable benefit of the Secured Parties.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date, between Collateral Trustee and Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 2 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Shares” means the common shares, no par value per share, of Borrower Representative, and any other class, series or other type of security into or for which the outstanding common shares may be converted, exchanged or substituted.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Consolidated Change in Cash and Cash Equivalents” means, for any period, an amount equal to (i) Liquidity as of the first day of such period, less (ii) Liquidity as of the last day of such period, less (iii) any net cash proceeds received by the Loan Parties from the issuance of Equity Interests or Indebtedness or other financing activities, one-time grants, sales of assets outside of the Ordinary Course of Business, or business development (including, without limitation, upfront or milestone payments) received during such period.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation.

“Conversion Amount” ~~has the meaning set forth in Section 2.2(e)(i)~~means, with respect to any conversion of Loans pursuant to Section 2.2(e), the amount of the Original Conversion Amount, the Restatement Conversion Amount A and/or the Restatement Conversion Amount B being converted, as indicated in the Conversion Election Notice for such conversion.

“Conversion Election Notice” means a notice in the form attached hereto as Exhibit H.

~~“Conversion Price” means $4.01 provided that the Conversion Price shall be proportionately increased or decreased as necessary to reflect the adjustments described in Section 2.2(e)(vii).~~

“Conversion Shares” has the meaning set forth in Section 2.2(e)(i).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Designated Holder” means a Lender or any Affiliate designated by a Lender in the Conversion Election Notice or with respect to any exercise of a right to invest or a warrant pursuant hereto, provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof as Lender, which is an Affiliate of K2 HealthVentures LLC, shall be K2 HealthVentures Equity Trust LLC.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. Notwithstanding the foregoing, Permitted Convertible Debt shall not be considered Equity Interests until such Permitted Convertible Debt has been converted pursuant to the terms thereof.

“EMERGE Study” has the meaning set forth in the definition of Restatement Second Tranche Milestone.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended (or any successor statute).

“Excluded Accounts” any (i) Deposit Account used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s or any of their Subsidiaries’ employees and identified to Administrative Agent as such in the Perfection Certificate or following the ~~Closing~~Restatement Effective Date in the Compliance Certificate, provided that the aggregate balance maintained in such account shall not exceed the aggregate amount of payroll, payroll taxes and other employee wage and benefit payments to be made in the then next payroll period, (ii) Deposit Accounts or cash collateral accounts securing cash management services, including corporate credit cards or letters of credit, in an aggregate amount (for all such accounts together) not to exceed ~~Five~~One Million Two Hundred Fifty Thousand Dollars ($~~500,000.00~~1,250,000.00) (or such greater amount as Administrative Agent may agree in writing in its commercially reasonable discretion) and (iii) other Collateral Accounts identified to Administrative Agent in the Perfection Certificate or following the ~~Closing~~Restatement Effective Date in the Compliance Certificate in an aggregate amount (for all such accounts together) not to exceed ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00) (or such greater amount as Administrative Agent may agree in writing in its commercially reasonable discretion).

“Excluded Assets” has the meaning set forth on Exhibit B hereto.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00) of Collateral is located.

“FDA” means the United States Food and Drug Administration, or any successor thereto.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain amended and restated letter agreement, dated as of the ~~date hereof~~Restatement Effective Date, by and among Borrowers, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Financial Covenant Start Date” means the earlier to occur of (i) July 1, 2026; provided that upon the occurrence of the Restatement Third Tranche Fundraising Milestone, such date shall be extended to July 1, 2027 and (ii) the date on which either the VOYAGE Study or the PANORAMA Study misses its respective protocol-specified primary efficacy endpoint (as in effect as of the Restatement Effective Date), as determined by Administrative Agent in its sole but reasonable discretion.

~~“First Tranche Term Loan” has the meaning set forth in Section 2.2(a)(i).~~

~~“First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the First Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 2 hereto.~~

~~“Fourth Tranche Availability Period” means the period of time commencing upon the [***].~~

~~“Fourth Tranche Term Loan” has the meaning set forth in Section 2.2(a)(iv).~~

~~“Fourth Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Fourth Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 2 hereto.~~

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrower Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any Person providing a Guaranty with respect to the Obligations or providing collateral, security or other credit support for all or any portion of the Obligations.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time may be amended, restated, modified or otherwise supplemented.

“Immaterial Subsidiaries” has the meaning set forth in Section 6.10.

“Indebtedness” means, without duplication, (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered Indebtedness.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), the Israeli Companies Ordinance 5743-1983, the Israeli Companies Law 5759-1999, the Israeli Insolvency and Economic Rehabilitation Law 5788-2018 or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, proceedings seeking an order to stay the rights of creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a)            its Copyrights, Trademarks and Patents;

(b)            any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)            any and all source code;

(d)            any and all design rights which may be available to such Person;

(e)            any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)             all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

~~“Interest Only Extension Event” has the meaning set forth on Schedule 7.~~

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“Key Person” means the Chief Executive Officer and Chief Financial Officer of Borrower Representative.

“Lender” has the meaning set forth in the preamble.

“Lender Expenses” means all audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) of the Secured Parties for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party, including all costs, expenses and other amounts required to be paid by any ~~Lender or the Administrative Agent~~Secured Party in accordance with the Collateral Trust Agreement.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of measurement, the sum of Borrower’s unrestricted and unencumbered (other than Liens in favor of the Secured Parties under the Loan Documents) cash and Cash Equivalents maintained in Collateral Accounts subject to Account Control Agreements in favor of Collateral Trustee.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Canadian Security Documents, each Security Instrument, the Fee Letter, the Collateral Trust Agreement, any Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any Promissory Note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of any ~~Collateral Agent or any Lender~~Secured Party in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” has the meaning set forth in the preamble.

“Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, the Term Loans~~,~~ (as defined in this Agreement prior to the Restatement Effective Date), the Restatement Term Loans and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Market Capitalization” means, as of any date of determination, the product of (a) number of outstanding shares of Common Shares of Borrower Representative publicly disclosed in the most recent filing of Borrower Representative with the SEC as outstanding as of such date and (b) the volume-weighted average price over the ten (10) consecutive trading days prior to (and including) such date.

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties as a whole; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as determined by Administrative Agent.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

~~“NEO” means the stock exchange for trading of securities now operating as Cboe Canada.~~

“Minimum RML Amount” means, as of any date of determination, the average monthly Consolidated Change in Cash and Cash Equivalents for the most recent trailing six (6) month period for which financial statements have been (or required to have been) delivered by Borrower Representative to Administrative Agent in accordance with Section 6.2(a) hereof, multiplied by four (4).

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Lender Expenses, the fees pursuant to the Fee Letter, and any other amounts due to be paid by a Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents, and any other debts, liabilities and other amounts any Loan Party owes to any ~~Lender~~Secured Party at any time, whether under the Loan Documents or otherwise, including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any ~~Lender~~Secured Party, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date (other than with respect to Borrower Representative) and, (a) if such Person is a corporation, its articles or bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Original Conversion Amount” means $1,000,000.

“PANORAMA Study” has the meaning set forth in the definition of Restatement Second Tranche Milestone.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the first calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Shares (or other securities or property following a merger event, reclassification or other change of the Common Shares) purchased by the Borrower Representative in connection with the issuance of any Permitted Convertible Debt and as may be amended in accordance with its terms; provided that the sum of (x) the purchase price for such Permitted Bond Hedge Transaction minus (y) the proceeds received by the Borrower Representative from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower Representative from the issuance of such Permitted Convertible Debt in connection with such Permitted Bond Hedge Transaction.

“Permitted Convertible Debt” means issuance by Borrower Representative of Indebtedness that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of Common Shares of Borrower Representative and cash in lieu of fractional shares (or other securities or property following a merger event, reclassification or other change of the Common Shares of Borrower Representative), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Common Shares or such other securities or property) in an aggregate principal amount of not more than Two Hundred Million Dollars ($200,000,000.00); provided that such convertible notes shall (a) both immediately prior to and immediately after giving effect (including pro forma effect) to the issuance thereof, no Default or Event of Default shall exist or result therefrom, (b) have no scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, six (6) months after the Restatement Term Loan Maturity Date (it being understood that neither (x) any offer to purchase such Indebtedness as a result of a “change of control”, “fundamental change” or any comparable term under and as defined in and required under any indenture governing any Permitted Convertible Debt, (y) any early conversion of such Indebtedness in accordance with the terms thereof, nor (z) any redemption of such Indebtedness upon satisfaction of a condition related to the share price of Borrower Representative’s Common Shares, in each case, shall violate the restriction of this clause (b)), (c) be unsecured (d) not be guaranteed by any Subsidiary that is not also a Loan Party, (e) shall be Indebtedness of Borrower Representative and not of any Subsidiary thereof, and (f) contain usual and customary subordination terms for underwritten offerings of senior subordinated convertible notes.

“Permitted Indebtedness” means:

(a)            each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b)            Indebtedness existing on the ~~Closing~~Restatement Effective Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the ~~Closing~~Restatement Effective Date or any permitted refinancing thereof shall count towards such limit~~,~~ and (ii) to the ~~extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the~~ extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c)            Subordinated Debt;

(d)            unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e)            Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f)             Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(g)            to the extent constituting Indebtedness, Royalty and Milestone Payments;

(h)            intercompany Indebtedness constituting Permitted Investments;

(i)             Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case incurred in the Ordinary Course of Business, in an aggregate amount not to exceed ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00) at any time;

(j)             Indebtedness incurred in connection with cash management services, including corporate credit cards, letters of credit, bank guaranties and similar instruments, in an aggregate amount not to exceed ~~Five~~One Million Two Hundred Fifty Thousand Dollars ($~~500,000.00~~1,250,000.00) at any time;

(k)            other unsecured Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed ~~Five Hundred Thousand~~Two Million Dollars ($~~500,000.00~~2,000,000.00); ~~and~~

(l)             Permitted Convertible Debt; and

(m)           ~~(l)~~ extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be, provided that nothing in this definition or otherwise in this Agreement or any other Loan Document shall (x) be construed as evidencing an intention or agreement on the part of the applicable Collateral Agent that such Collateral Agent’s Liens or the Obligations be or have been subordinated to any Permitted Liens, or (y) cause any such subordination to occur.

“Permitted Investments” means:

(a)            Investments (including, without limitation, Investments in Subsidiaries) existing on the ~~Closing~~Restatement Effective Date and shown on the Perfection Certificate;

(b)            (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lenders;

(c)            Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7;

(d)            Investments among Loan Parties and their Subsidiaries; provided that Investments in Subsidiaries that are not Loan Parties shall not exceed ~~Five~~One Million Two Hundred Fifty Thousand Dollars ($~~500,000.00~~1,250,000.00) in the aggregate per fiscal year;

(e)            Investments not to exceed ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by Borrower Representative’s Board;

(f)             Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(g)            Investments consisting of Deposit Accounts in which the applicable Collateral Agent has a first priority perfected security interest, to the extent required by Section 6.6 hereof;

(h)            Investments consisting of the endorsement of negotiable instruments for deposit or collection, deposits for utilities, landlords to secure office space and other like persons, or in connection with workers’ compensation or similar deposits, or similar transactions, in each case, in the Ordinary Course of Business;

(i)             Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00) per fiscal year;

(j)             Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subsection (j) shall not apply to Investments of a Loan Party in any Subsidiary; ~~and~~

(k)            Investments in the form of cash, non-exclusive licenses, technical support or know-how as part of a transaction that also involves a bona fide commercial relationship, including, without limitation, joint ventures, minority equity Investments, strategic alliances, business development transactions, marketing or distribution arrangements, collaboration agreements or licenses of Intellectual Property not to exceed ~~Five~~One Million Two Hundred Fifty Thousand Dollars ($~~500,000.00~~1,250,000.00) in the aggregate per fiscal year~~.~~; and

(l)             Investments in connection with, and the performance of obligations under (including, for the avoidance of doubt, the entry into, payment of any premium with respect to and settlement of), any Permitted Convertible Debt, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case, in accordance with its terms and as otherwise permitted by this Agreement;

“Permitted Liens” means:

(a)            Liens arising under this Agreement and the other Loan Documents;

(b)            Liens existing on the ~~Closing~~Restatement Effective Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the ~~Closing~~Restatement Effective Date or any permitted refinancing thereof shall count towards such limit~~,~~ and (ii~~) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii~~) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the ~~Closing~~Restatement Effective Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c)            purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00) in the aggregate amount outstanding;

(d)            Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books;

(e)            leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f)             Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed ~~Fifty~~One Hundred Twenty-Five Thousand Dollars ($~~50,000.00~~125,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g)            Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h)            deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding ~~Five~~One Million Two Hundred Fifty Thousand Dollars ($~~500,000.00~~1,250,000.00) at any time;

(i)              Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(j)              Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that the applicable Collateral Agent has a perfected security interest in such Deposit Account to the extent required pursuant to Section 6.6 of this Agreement, or the securities maintained therein and the applicable Collateral Agent has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;

(k)             licenses of Intellectual Property which constitute a Permitted Transfer;

(l)              Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement;

(m)            Liens on cash collateral maintained in a separate Collateral Account exclusively for such purpose and identified to Administrative Agent as such, securing reimbursement obligations in connection with cash management services permitted under clause (j) of the definition of “Permitted Indebtedness”;

(n)            easements, rights of way, restrictions and other similar encumbrances on real property and imposed by applicable laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Loan Parties; and

(o)            Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.11, and (c) the Excluded Locations.

“Permitted Transfers” means:

(a)            sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b)            non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;

(c)            dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer (i) material to Borrower Representative or its Subsidiaries’ business or operations or (ii) economically practicable to maintain or useful;

(d)            Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(e)            the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the Loan Documents;

(f)            (i) Transfers among Loan Parties, (ii) Transfers among Subsidiaries that are not Loan Parties, and (iii) Transfers to Subsidiaries that are not Loan Parties in an aggregate amount per fiscal year (together with Investments in Subsidiaries which are not Loan Parties in such fiscal year) not to exceed ~~Five~~One Million Two Hundred Fifty Thousand Dollars ($~~500,000.00~~1,250,000.00); and

(g)            other Transfers of assets having a fair market value of not more than ~~Two~~Six Hundred ~~Fifty~~Twenty-Five Thousand Dollars ($~~250,000.00~~625,000.00) per fiscal year of Borrower Representative.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Shares (or securities or property following a merger event, reclassification or other change of the Common Shares) sold by the Borrower Representative substantially concurrently with any purchase by the Borrower Representative of a related Permitted Bond Hedge Transaction and settled in Common Shares (or such other securities or property) and cash in lieu of fractional Common Shares.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PPSA” shall mean the Personal Property Security Act (British Columbia) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of a Collateral Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than British Columbia, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Prepayment Notice” has the meaning set forth in Section 2.2(d).

“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Lenders.

“Products” means any products manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries.

“Promissory Note” has the meaning set forth in Section 2.6.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all the Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Redemption Conditions” means, with respect to any redemption by Borrower Representative of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, payment, dividend or distribution, the Loan Parties’ unrestricted and unencumbered (other than Liens in favor of the Secured Parties under the Loan Documents) cash maintained in Collateral Accounts subject to Account Control Agreements in favor of Collateral Trustee shall be no less than one hundred fifty percent (150.0%) of the Obligations.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restatement Amendment” means that certain First Amendment to Loan and Security Agreement, dated as of the Restatement Effective Date, by and among the Borrowers, the Lenders, the Administrative Agent, the Canadian Collateral Agent, and the Collateral Trustee.

“Restatement Amortization Date” means May 1, 2027, provided that if (i) (A) no Event of Default has occurred and is continuing and (B) upon the occurrence of the Restatement Third Tranche Fundraising Milestone, the Restatement Amortization Date shall be May 1, 2028, and (ii) (A) no Event of Default has occurred and is continuing and (B) upon the occurrence of the Restatement Interest Only Extension Event, the Amortization Date shall be November 1, 2028.

“Restatement Conversion Amount A” means $3,000,000.

“Restatement Conversion Amount B” means $3,000,000.

“Restatement Effective Date” means April 18, 2025.

“Restatement First Tranche Term Loan” has the meaning set forth in Section 2.2(a)(i).

“Restatement First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Restatement First Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 2 hereto.

“Restatement Fourth Tranche Availability Period” means the period of time commencing upon [***].

“Restatement Fourth Tranche Term Loan” has the meaning set forth in Section 2.2(a)(iv).

“Restatement Fourth Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Restatement Fourth Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 2 hereto.

“Restatement Interest Only Extension Event” means Borrower Representative shall have provided evidence reasonably satisfactory to Administrative Agent, on or prior to April 30, 2028, that (i) the Restatement Third Tranche Milestone has occurred, (ii) the [***] and (iii) the Restatement Interest Only Fundraising Milestone has occurred.

“Restatement Interest Only Fundraising Milestone” has the meaning set forth on Schedule 7.

“Restatement Second Tranche Availability Period” means the period of time commencing upon [***].

“Restatement Second Tranche Milestone” means Borrower Representative shall have provided evidence reasonably satisfactory to Administrative Agent [***].

“Restatement Second Tranche Term Loan” has the meaning set forth in Section 2.2(a)(ii).

“Restatement Second Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Restatement Second Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 2 hereto.

“Restatement Term Loan” and “Restatement Term Loans” each, have the meaning set forth in Section 2.2(a)(iv) hereof.

“Restatement Term Loan Maturity Date” means April 1, 2029, provided that upon the occurrence of the Restatement Interest Only Extension Event, the Restatement Term Loan Maturity Date shall be October 1, 2029.

“Restatement Third Tranche Availability Period” means the period of time commencing upon [***].

“Restatement Third Tranche Data Milestone” means [***].

“Restatement Third Tranche Fundraising Milestone” has the meaning set forth on Schedule 7.

“Restatement Third Tranche Milestone” means Borrower Representative shall have provided evidence satisfactory to Administrative Agent [***].

“Restatement Third Tranche Term Loan” has the meaning set forth in Section 2.2(a)(iii).

“Restatement Third Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Restatement Third Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 2 hereto.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with a Collateral Agent’s right to sell any Collateral.

“Royalty and Milestone Payments” means milestone payments, royalty payments, upfront payments and other similar payments pursuant to research and development, licensing, collaboration or development agreements (excluding payments made by the Loan Parties in connection with the research and development of the Loan Parties’ current Products).

“SEC” means the Securities and Exchange Commission, or any governmental or regulatory authority succeeding to any of its principal functions.

~~“Second Tranche Availability Period” means [***].~~

~~“Second Tranche Milestone” means that Borrower Representative shall have provided evidence reasonably satisfactory to Administrative Agent [***].~~

~~“Second Tranche Term Loan” has the meaning set forth in Section 2.2(a).~~

~~“Second Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Second Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 2 hereto.~~

“Secured Party” means (i) Administrative Agent, (ii) each Collateral Agent, (iii) Lenders, and (iv) their respective successors and assigns~~, and (ii) Lenders~~.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the US Securities Act of 1933, as amended (or any successor statute).

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party in each of its Subsidiaries, which constitute Collateral.

“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term Loan” and “Term Loans” each, have the meaning set forth in Section 2.2(a)(iv) hereof.~~

~~“Term Loan Maturity Date” means August 1, 2027.~~

~~“Third Tranche Availability Period” means the period of time commencing upon [***].~~

~~“Third Tranche Milestone” means that Borrower Representative shall have provided evidence reasonably satisfactory to Administrative Agent [***]~~

~~Term Loan” has the meaning set forth in Section 2.2(a)(iii).~~

~~“Third Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Third Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 2 hereto.~~

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” means defined in Section 7.1.

“Unlimited Company” means any unlimited company incorporated or otherwise constituted or continued under the laws of the Provinces of Alberta, British Columbia or Nova Scotia or any similar body corporate formed under the laws of any other jurisdiction whose members may at any time become responsible for any of the obligations of that body corporate.

“ULC Shares” means securities or other equity interests in an Unlimited Company.

“U.S. Borrower” means a Borrower that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“VOYAGE Study” has the meaning set forth in the definition of Restatement Second Tranche Milestone.

EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Loan Party’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Loan Party’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property, including, without limitation, any registered Patent, Trademark or Copyright; provided further, however, that at all times the Collateral shall include all Accounts and all proceeds of the foregoing; (ii) Deposit Accounts or cash collateral accounts securing cash management services permitted under the definition of “Permitted Liens”; provided however, that at all times the Collateral shall include all Accounts and all proceeds of the foregoing; (iii) any interest of a Loan Party as a lessee or sublessee under a real property lease; (iv) motor vehicles and other assets subject to certificates of title; (v) more than sixty-five percent (65.0%) the Equity Interests of any CFC owned by a U.S. Borrower to the extent that a pledge of more than sixty-five percent (65.0%) would result in material adverse tax consequences to the Loan Parties; and (vi) any property to the extent that (A) such grant of security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity, or (B) such permit, license, lease, contract or agreement is an “off the shelf” license of intellectual property that is not material to the operation of the business of a Loan Party or which can be replaced without a material expenditure; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences (collectively, the “Excluded Assets”).  If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Patent, Trademark or Copyright is necessary to have a security interest in such Accounts and such property that are proceeds thereof, then the Collateral shall automatically, and effective as of the Closing Date, include the such Patent, Trademark or Copyright to the extent necessary to permit perfection of a Collateral Agent’s security interest in such Accounts and such other property of such Borrower that are proceeds thereof.

EXHIBIT C

Loan REQUEST

Date: [1]

Reference is made to that certain Loan and Security Agreement, dated August 11, 2023 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MIND medicine (Mindmed) INC., a corporation incorporated under the laws of the Province of British Columbia (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party thereto or party to any other Loan Document as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”) and collateral agent for the Lenders under the Canadian Security Documents (in such capacity, together with its successors, “Canadian Collateral Agent”) and ANKURA TRUST COMPANY, LLC, as collateral trustee for ~~Lenders~~the Secured Parties (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Loan in the amount of $[            ] on [     ] (the “Funding Date”) pursuant to the Agreement, and authorizes Lenders to:

(a)            Wire Funds to:

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

(b)            Deduct amounts from the foregoing advance to be applied to Lender Expenses and outstanding fees then due as set forth on the attached Schedule 2.

1 For all borrowings, other than the Restatement First Tranche Term Loan, to be delivered no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date of borrowing.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to: (i)  the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred, and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. [The undersigned certifies that the Restatement [Second/Third] Tranche Milestone has been achieved and any supporting documents requested by Administrative Agent in connection therewith have been provided to Administrative Agent.]2

2 To be included in connection with the Restatement Second/Third Tranche Term Loan Request.

Borrower Representative agrees to notify Lenders promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Lenders have received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

[Remainder of Page intentionally Left Blank]

[signature page to loan request]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE:

MIND medicine (Mindmed) INC.

By:
Name:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: K2 HEALTHVENTURES LLC, as Administrative Agent FROM: medicine (Mindmed) INC.	Date: MIND

Reference is made to that certain Loan and Security Agreement, dated August 11, 2023 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MIND medicine (Mindmed) INC., a corporation incorporated under the laws of the Province of British Columbia (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party thereto or party to any other Loan Document as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”) and collateral agent for the Lenders under the Canadian Security Documents (in such capacity, together with its successors, “Canadian Collateral Agent”) and ANKURA TRUST COMPANY, LLC, as collateral trustee for ~~Lenders~~the Secured Parties (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending                                       with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

Appendix I sets forth true and accurate calculations with respect to the financial covenant in Section 6.15 of the Loan Agreement.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required		Complies
Monthly financial statements and Compliance Certificate	Monthly, within (a) 45 days for each month ending prior to February 1, 2023, and (b) 30 days for each month ending thereafter		Yes No
A/R and A/P Aging Reports	Quarterly, within 30 days		Yes No
Quarterly financial statements	Quarterly, within 45 days		Yes No
Annual Projections	Annually, within 90 days of fiscal year end		Yes No
Annual audited financial statements and any management letters	Annually, within 90 days of fiscal year end		Yes No
Statements, reports and notices to stockholders or holders of Subordinated Debt or Permitted Convertible Debt	Within 5 Business Days of delivery		Yes No
SEC filings	Within 5 Business Days after filing with SEC		Yes No
Legal action notices and updates (seeking damages over $500,000.00)	Promptly		Yes No
Board, committee and subcommittee or advisory board materials	Within 7 Business Days after Board meeting		Yes No
Board minutes	Within 7 Business Days after Board meeting minutes have been approved		Yes No
IP report	At the end of the last month of each calendar quarter		Yes No
Bank account statements (with transaction detail)	Together with monthly financial statements		Yes No
Product related material correspondence, reports, documents and other filings	Within 7 Business Days		Yes No
Financial Covenant	Required	Actual	Complies
Minimum RML Amount (commencing as of the Financial Covenant Start Date)	[***]	$	Yes No
Other Covenants	Required	Actual	Complies
Equipment financing Indebtedness	Not to exceed $~~500,000.00~~625,000.00 outstanding	$	Yes No
Repurchases of stock from former employees, officers and directors	Not to exceed $~~500,000.00~~1,000,000.00 per fiscal year	$	Yes No
Investments in Subsidiaries that are not Loan Parties	Not to exceed $~~500,000.00~~1,250,000.00 per fiscal year	$	Yes No
Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $~~500,000.00~~1,250,000.00 at any time	$	Yes No
Permitted Convertible Debt	Not to exceed $200,000,000.00	$	Yes No

Other Matters

Please list any SEC filings made since the most recently delivered Compliance Certificate:

Has any Loan Party changed its legal name, jurisdiction of organization or chief executive office or domicile (for Quebec purposes)? If yes, please complete details below:	Yes	No

Has there been any change in Key Person? If so, please describe appointment of any interim replacement or full-time replacement by a candidate with equivalent qualifications:	Yes	No

Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

  Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.   Yes No

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)

Is there any new Product not previously disclosed on the Perfection Certificate or any prior Compliance Certificate? If yes, please complete details below:	Yes	No
Has there been any material change to anticipated or scheduled Royalty and Milestone Payments? If yes, please attach updated Schedule 5.	Yes	No

Has any Loan Party added any new lease location, bailee location or other location where Collateral is maintained? If yes, please describe below:	Yes	No
Has any Loan Party entered into a Restricted License? If yes, please describe below:	Yes	No

Has Borrower made any principal payments in cash (other than cash in lieu of fractional shares in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00)) with respect to any repurchase in connection with any redemption of Permitted Convertible Debt?

	Yes	No

If yes, is unrestricted and unencumbered (other than Liens in favor of the Secured Parties under the Loan Documents) cash maintained in Collateral Accounts subject to Account Control Agreements in favor of Collateral Trustee in an amount equal to or greater than one hundred fifty percent (150.0%) of the Obligations?

	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BORROWER REPRESENTATIVE:

MIND MEDICINE (MINDMED) INC.

By:
Name:
Title:

APPENDIX I

FINANCIAL COVENANT CALCULATIONS

Section 6.15 – Minimum RML Amount: After Borrower has requested and Lenders have made the Restatement Second Tranche Term Loan, the Restatement Third Tranche Term Loan, or a Restatement Fourth Tranche Term Loan, Borrower shall maintain at all times, commencing as of the Financial Covenant Start Date, Liquidity in an amount of at least the Minimum RML Amount.

Covenant Start Date:

Has Borrower requested and Lenders made the Restatement Second Tranche Term Loan, the Restatement Third Tranche Term Loan, or a Restatement Fourth Tranche Term Loan?

Yes, continue below	No, covenant not tested

Has the Financial Covenant Start Date occurred?

Yes, continue below	No, covenant not tested

Covenant Waiver:

Does Borrower’s Market Capitalization exceed $500,000,000?

Yes, covenant tested	No, covenant waived

Liquidity:

[***]

Is line G greater than or equal to line F?

Yes, in compliance	No, not in compliance

EXHIBIT E

REQUIREMENTS FOR INSURANCE DOCUMENTATION

[***]

EXHIBIT F

AUTOMATIC PAYMENT AUTHORIZATION

Effective as of [______________], 202[_] MIND medicine (Mindmed) INC., a corporation incorporated under the laws of the Province of British Columbia corporation (“Borrower Representative”) hereby authorizes K2 HEALTHVENTURES LLC (“K2”), or any affiliate acting on its behalf pursuant to the Agreement and the bank or financial institution named below (“Bank”) to automatically debit through the Automatic Clearing House (ACH) from, and initiate variable debit and/or credit entries to, the deposit, checking or savings accounts as designated below maintained in the name of a Borrower (the “Account”), and to cause electronic funds transfers to an account of K2 to be applied to the payment of any and all amounts due under the Loan and Security Agreement, dated August 11, 2023 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Borrower Representative, and any other borrowers party thereto from time to time, K2, and any other lender from time to time party thereto (collectively, “Lenders”), and Ankura Trust Company, LLC, as collateral trustee for ~~Lenders~~Secured Parties, including without limitation, principal, interest, fees, expenses and charges (including Lender Expenses); provided, however, that so long as no Event of Default has occurred and is continuing, K2 shall obtain Borrower Representative’s prior approval before debiting the Account for amounts other than regularly scheduled principal, interest or other regularly scheduled payments. Capitalized terms not otherwise defined herein, have the meanings given in the Agreement.

This Authorization shall remain in effect until the Loan Agreement has been terminated.

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO AUTOMATIC PAYMENT AUTHORIZATION]

This Authorization is executed as of the date set forth above by the undersigned authorized representative of Borrower Representative:

MIND MEDICINE (MINDMED) INC.

By:
Name:
Title:

EXHIBIT G

Form of

SECURED PROMISSORY NOTE

[[THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.]]

$[________________]	[_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, MIND medicine (Mindmed) INC., a corporation incorporated under the laws of the Province of British Columbia (“Borrower Representative”), and each Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Security Agreement, dated as of August 11, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), ~~and~~K2 HEALTHVENTURES LLC, as Administrative Agent for Lenders, ANKURA TRUST COMPANY, LLC, as collateral trustee for ~~Lenders~~the Secured Parties (in such capacity, “Collateral Trustee”), and K2 HEALTHVENTURES LLC, as collateral agent for the Lenders under the Canadian Security Documents (in such capacity, “Canadian Collateral Agent” and together with the Collateral Trustee, collectively, the “Collateral Agents”),the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the aggregate outstanding principal amount of Loans made by the Holder to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. Each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral granted to the applicable Collateral Agent, for the ratable benefit of ~~Lenders~~Secured Parties, pursuant to certain other Loan Documents.

The terms of Section 11 of the Loan Agreement are incorporated herein, mutatis mutandis.

For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code, this Note is being issued with “original issue discount.” Please contact ~~[***]~~ to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of each Borrower.

MIND MEDICINE (MINDMED) INC.

By
Name:
Title:

EXHIBIT h

CONVERSION ELECTION NOTICE

Reference is made to that certain Loan and Security Agreement, dated August 11, 2023 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MIND medicine (Mindmed) INC., a corporation incorporated under the laws of the Province of British Columbia (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party thereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”) and collateral agent for the Lenders under the Canadian Security Documents (in such capacity, together with its successors, “Canadian Collateral Agent”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for ~~Lenders~~the Secured Parties (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned Lender hereby elects to convert $[__________________] of the ~~outstanding Term Loans~~[ ] Original Conversion Amount $[                                   ] of the [ ] Restatement Conversion Amount A $[                                   ] of the [ ] Restatement Conversion Amount B [CHECK ALL THAT APPLY] into Conversion Shares.

Please issue the Conversion Shares in the following name and to the following address:

Issue to: [______________]

[______________]

[______________]

[LENDER]

By:
Title:
Dated:

DTC Participant Number and Name (if electronic book entry transfer): ______________

Account Number (if electronic book entry transfer): ____________________________

ACKNOWLEDGMENT

Borrower Representative hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of [_______] of [_______].

MIND MEDICINE (MINDMED) INC.

By:
Name:
Title:

SCHEDULE 1

ADDITIONAL BORROWERS

1.	MIND MEDICINE, INC., a Delaware corporation
2.	HEALTHMODE, INC., a Delaware Corporation

SCHEDULE 2

COMMITMENTS

LENDER	RESTATEMENT FIRST TRANCHE TERM LOAN COMMITMENT	RESTATEMENT SECOND TRANCHE TERM LOAN COMMITMENT	RESTATEMENT THIRD TRANCHE TERM LOAN COMMITMENT	RESTATEMENT FOURTH TRANCHE TERM LOAN COMMITMENT[3]	TOTAL COMMITMENTS
K2 HEALTHVENTURES LLC	$~~15,000,000.00~~42,000,000.00	$[***]	$[***]	$~~15,000,000.00~~50,000,000.00	$~~50,000,000.00~~ 120,000,000.00

3 Subject to Lender approval in its sole and absolute discretion.

schedule 3

post-closing deliveries

1.	Within thirty (30) days after the Closing Date, evidence showing the issuance of lender loss payable provisions and endorsements, additional insured clauses and endorsements and notice of cancellation endorsements in favor of the Collateral Agents, in accordance with Section 6.5 hereof.

2.	Within thirty (30) days after the Closing Date, duly executed Account Control Agreement(s) with respect to the Loan Parties’ Collateral Accounts domiciled in the United States required under Section 6.6(b), in form and substance reasonably satisfactory to Administrative Agent.

3.	Within ninety (90) days after the Closing Date, duly executed Account Control Agreement(s) with respect to the Loan Parties’ Collateral Accounts domiciled in Canada required under Section 6.6(b), in form and substance reasonably satisfactory to Administrative Agent.

4.	Within thirty (30) days after the Restatement Effective Date, duly executed Account Control Agreement with respect to the Borrower’s investment account with JPMorgan Chase with account number [***], as required under Section 6.6(b), in form and substance reasonably satisfactory to Administrative Agent.

schedule 4

TAXES; INCREASED COSTS

1.	Defined Terms. For purposes of this Schedule 4:

(a)              “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

(b)               “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a ~~Term~~ Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in such ~~Term~~ Loan or Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Schedule 4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) any Canadian federal withholding Tax that is imposed on amounts payable to a Recipient solely as a result of (A) such Recipient not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Loan Party at the time of such payment, (B) such Recipient being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party or a non-resident person not dealing at arm’s length with a “specified shareholder” of a Loan Party (as defined in subsection 18(5) of the Income Tax Act (Canada)), or (C) a Loan Party being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of the Recipient, as the case may be, other than (in the case of (A) through (C)), where the Recipient is not dealing at arm’s length with the Loan Party, is a “specified non-resident shareholder” of the Loan Party or does not deal at arm’s length with a “specified shareholder” of the Loan Party, or the Loan Party being a “specified entity” in respect of the Recipient, as applicable, solely in connection with or as a result of the Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, (iv) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Schedule 4 and (~~iv~~v) any withholding Taxes imposed under FATCA.

(c)               “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

(d)               “Foreign Lender” means a Lender that is not a U.S. Person.

(e)               “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

(f)                “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(g)               “IRS” means the United States Internal Revenue Service.

(h)              “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any ~~Term~~ Loan or Loan Document).

(i)                “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

(j)                 “Recipient” means Administrative Agent, any Collateral Agent or any Lender, as applicable.

(k)                “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(l)                “Withholding Agent” means, individually, the Loan Parties and Administrative Agent.

2.	Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Schedule 4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.	Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

4.	Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Schedule 4 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a ~~Lender~~Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a ~~Lender~~Recipient, shall be conclusive absent manifest error.

5.	Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent and each Collateral Agent, within 10 days after written demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Administrative Agent or any Collateral Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or any Collateral Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent or any Collateral Agent, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent and each Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent or any Collateral Agent, as applicable, to the Lender from any other source against any amount due to Administrative Agent or any Collateral Agent under this Section 5.

6.	Evidence of Payments. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to the provisions of this Schedule 4, Borrower Representative shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

7.	Status of Lenders.

(a)	Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Representative and Administrative Agent, at the time or times reasonably requested by Borrower Representative or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower Representative or Administrative Agent as will enable the Loan Parties or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Schedule 4) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)	Without limiting the generality of the foregoing, in the event that any Loan Party is a U.S. Person,

(i)            any Lender that is a U.S. Person shall deliver to Borrower Representative and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), whichever of the following is applicable:

A.             in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.             executed copies of IRS Form W-8ECI;

C.            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to Borrower Representative and Administrative Agent, to the effect that such Foreign Lender (or other applicable Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to any Loan Party as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit any Loan Party or Administrative Agent to determine the withholding or deduction required to be made; and

(iv)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower Representative and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower Representative or Administrative Agent as may be necessary for any Loan Party and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c)            Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Administrative Agent in writing of its legal inability to do so.

8.	Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Schedule 4 (including by the payment of additional amounts pursuant to the provisions of this Schedule 4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Schedule 4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9.	Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (~~iv~~v) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any ~~Term~~ Loan or of maintaining its obligation to make any such ~~Term~~ Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the written request of such Recipient, the Loan Parties will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered. Failure or delay on the part of any Recipient to demand compensation pursuant to this Section 9 shall not constitute a waiver of such Recipient’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Recipient pursuant to this Section 9 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Recipient notifies the Loan Parties of the change in applicable law giving rise to such increased costs or reductions, and of such Recipient’s intention to claim compensation therefor (except that, if the change in applicable law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

10.	Survival. Each party’s obligations under the provisions of this Schedule 4 shall survive the resignation or replacement of Administrative Agent or any Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Schedule 5

royalty and milestone payments

[***]

schedule 6

FORM OF RESTRICTED SECURITIES LEGEND

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

NO SECURITIES WILL BE OFFERED OR SOLD IN CANADA, OR KNOWINGLY TO A PERSON RESIDENT IN CANADA, PURSUANT TO ANY PROSPECTUS IN CONNECTION WITH THE REGISTRATION STATEMENT.

SCHEDULE 7

CERTAIN DEFINITIONS

“Restatement Interest Only ~~Extension Event~~Fundraising Milestone” means that Administrative Agent has received evidence, satisfactory to Administrative Agent in its commercially reasonable discretion, [***].

“Restatement Third Tranche Fundraising Milestone” means that Administrative Agent has received evidence, satisfactory to Administrative Agent in its commercially reasonable discretion, [***].

SCHEDULE 1

AMENDMENT DOCUMENTS

1.	First Amendment to Loan and Security Agreement

2.	Amended and Restated Fee Letter

3.	Perfection Certificate

4.	Disbursement Letter (with respect to the Restatement First Tranche Term Loan to be advanced on or about the Restatement Effective Date)

5.	A Certificate of each Borrower, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions or a unanimous written consent duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each Borrower’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency

6.	A legal opinion of counsel to the Loan Parties

7.	Evidence satisfactory to Administrative Agent that the insurance policies and endorsements required by Section 6.5 of the Agreement are in full force and effect